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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CAMPING WORLD HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Camping World Holdings, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
May 16, 2017 1:00 p.m. (Central Time)

CAMPING WORLD HOLDINGS, INC. 250 PARKWAY DRIVE, SUITE 270, LINCOLNSHIRE, ILLINOIS 60069

March 31, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Camping World Holdings, Inc. at 1:00 p.m. Central Time, on Tuesday, May 16, 2017, at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, IL 60611.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Marcus A. Lemonis

Marcus A. Lemonis
Chief Executive Officer and Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders To Be Held Tuesday, May 16, 2017

CAMPING WORLD HOLDINGS, INC.
250 PARKWAY DRIVE, SUITE 270, LINCOLNSHIRE, ILLINOIS 60069

The Annual Meeting of Stockholders (the "Annual Meeting") of Camping World Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, IL 60611 on Tuesday, May 16, 2017, at 1:00 p.m. Central Time, for the following purposes:

To elect Stephen Adams, Mary J. George and K. Dillon Schickli as Class I Directors to serve until the 2020 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
To approve, on an advisory basis, the compensation of our named executive officers;
To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock, Class B common stock and Class C common stock, at the close of business on March 23, 2017, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Thomas F. Wolfe

Thomas F. Wolfe, Chief Financial Officer and Secretary

Lincolnshire, Illinois
March 31, 2017

i

ii

Proxy Statement

CAMPING WORLD HOLDINGS, INC. 250 PARKWAY DRIVE, SUITE 270, LINCOLNSHIRE, ILLINOIS 60069

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Camping World Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, May 16, 2017 (the "Annual Meeting"), at the Four Seasons Hotel Chicago, 120 East Delaware Place, Chicago, IL 60611 at 1:00 p.m. Central Time, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of outstanding shares of capital stock, composed of Class A common stock, Class B common stock and Class C common stock (collectively, "Common Stock"), at the close of business on March 23, 2017 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, except that the shares of Class B common stock held by ML Acquisition Company, which is indirectly owned by each of Stephen Adams and the Company's Chairman and Chief Executive Officer, Marcus A. Lemonis ("ML Acquisition") are entitled to the number of votes necessary such that the shares, in the aggregate, cast 47% of the total votes eligible to be cast by all holders of our Common Stock voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. Additionally, the one share of outstanding Class C common stock entitles its holder, ML RV Group, LLC, which is wholly owned by Mr. Lemonis, to the number of votes necessary such that the holder casts 5% of the total votes eligible to be cast by all holders of our Common Stock, voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 18,946,000 shares of Class A common stock, 62,002,729 shares of Class B common stock and one share of Class C common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 20.3%, 74.7%, and 5.0% combined voting power of our Common Stock, respectively.

This proxy statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2016 (the "2016 Annual Report") will be released on or about March 31, 2017 to our stockholders on the Record Date.

In this proxy statement, "we," "us," "our," the "Company" and "Camping World" refer to Camping World Holdings, Inc., and, unless otherwise stated, all of its subsidiaries, including CWGS Enterprises, LLC, which we refer to as "CWGS, LLC" and, unless otherwise stated, all of its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 16, 2017

This Proxy Statement and our 2016 Annual Report to Stockholders are available at http://www.proxyvote.com/

DIRECTIONS TO THE ANNUAL MEETING

Directions to the Annual Meeting are available by calling 1-203-682-8200 and are also listed on our website located at www.campingworld.com.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Stephen Adams, Mary J. George and K. Dillon Schickli as Class I Directors to serve until the 2020 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
To approve, on an advisory basis, the compensation of our named executive officers;
To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors, (the "Board"), recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

FOR the election of Stephen Adams, Mary J. George and K. Dillon Schickli as Class I Directors;
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
ONE YEAR on the frequency of future advisory votes on the compensation of our named executive officers.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Camping World's Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Camping World is making this proxy statement and its 2016 Annual Report available to its stockholders electronically via the Internet. On or about March 31, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the "Internet Notice") containing instructions on how to access this proxy statement and our 2016 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2016 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC's rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2017 Annual Meeting of Stockholders

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is March 23, 2017. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally, except that the shares of Class B common stock held by ML Acquisition are entitled to the number of votes necessary such that the shares, in the aggregate, cast 47% of the total votes eligible to be cast by all holders of our Common Stock voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. Additionally, the one share of outstanding Class C common stock entitles its holder, ML RV Group, LLC, to the number of votes necessary such that the holder casts 5% of the total votes eligible to be cast by all holders of our Common Stock, voting together as a single class on all matters presented to a vote of our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 18,946,000 shares of Class A common stock, 62,002,729 shares of Class B common stock and one share of Class C common stock issued and outstanding and entitled to vote at the Annual Meeting, representing 20.3%, 74.7%, and 5.0% combined voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?

A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2017 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Camping World stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. If you plan to attend the Annual Meeting, you must RSVP by calling 1-847-229-6408 no later than 5:00 p.m. Central Time on May 12, 2017 to have your name placed on the attendance list. In order to be admitted into the Annual Meeting, your name must appear on the attendance list and you must present

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF SHAREHOLDERS

government-issued photo identification (such as a driver's license). If your bank or broker holds your shares in street name, you will also be required to present proof of beneficial ownership of our Common Stock on the Record Date, such as the Internet Notice you received from your bank or broker, or a bank or brokerage statement or a letter from your bank or broker showing that you owned shares of our Common Stock at the close of business on the Record Dare.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

  •
  by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
  •
  by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
  •
  by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on May 15, 2017.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy and bring it to the Annual Meeting in order to vote.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF SHAREHOLDERS

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

  •
  by submitting a duly executed proxy bearing a later date;
  •
  by granting a subsequent proxy through the Internet or telephone;
  •
  by giving written notice of revocation to the Secretary of Camping World prior to or at the Annual Meeting; or
  •
  by voting in person at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board's recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF SHAREHOLDERS

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Compensation of Camping World's Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect.
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Camping World's Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote on the proposal. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast by the stockholders to be the frequency recommended by our stockholders.	Abstentions will have the same effect as votes against each frequency provided as an option in the proposal. Broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A "vote withheld," in the case of the proposal regarding the election of directors, or an "abstention," in the case of the three other proposals to be voted on at the Annual Meeting, represents a stockholder's affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as a vote against the ratification of the appointment of Ernst & Young LLP and the advisory vote on the compensation of our named executive officers. Abstentions on the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers will have the same effect as votes against each frequency provided as an option in the proposal.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors, the advisory vote on the

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING OF SHAREHOLDERS

compensation of our named executive officers and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2020 and until such director's successor is elected and qualified or until such director's earlier death, resignation or removal.

We currently have eight (8) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director's death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the 2017 Annual Meeting of Stockholders and whose subsequent term will expire at the 2020 Annual Meeting of Stockholders; Class II, whose term will expire at the 2018 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2019 Annual Meeting of Stockholders. The current Class I Directors are Stephen Adams, Mary J. George and K. Dillon Schickli; the current Class II Directors are Andris A. Baltins, Daniel Kilpatrick and Jeffrey A. Marcus; and the current Class III Directors are Brian P. Cassidy and Marcus A. Lemonis.

Under the Voting Agreement (as defined under "Corporate Governance—Voting Agreement"), ML Acquisition has been deemed to have designated Messrs. Adams, Baltins and Schickli, Crestview Advisors, L.L.C. ("Crestview") has been deemed to have designated Messrs. Cassidy, Marcus and Kilpatrick, and ML RV Group has been deemed to have designated Mr. Lemonis, for the applicable elections to our Board (each party name as defined under "Corporate Governance—Voting Agreement"). As a result of the Voting Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at Camping World. For more information, see "Corporate Governance—Voting Agreement".

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be

PROPOSAL 1: ELECTION OF DIRECTORS

elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2020 ANNUAL MEETING)

The current members of the Board who are also nominees for election to the Board as Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Camping World

Stephen Adams	79	2016	Director
Mary J. George	66	2017	Director
K. Dillon Schickli	63	2016	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

STEPHEN ADAMS	Age 79

Stephen Adams has served on the board of directors of Camping World Holdings, Inc. since its formation, as the chairman of the board of directors of CWGS, LLC since February 2011, as the chairman of the board of directors of Good Sam Enterprises, LLC since December 1988, as the chairman of the board of directors of Camping World, Inc. since April 1997 and as the chairman of the board of directors of FreedomRoads Holding Company, LLC since February 3, 2005. In addition, Mr. Adams is the chairman of the board of directors and the controlling shareholder of Adams Outdoor Advertising, Inc., which operates an outdoor media advertising business. From November 2011 until April 2012, Mr. Adams inadvertently failed to timely file ownership reports on Forms 4 and 5 and as of the end of calendar year 2011, as of May 15, 2012 and as of the end of calendar year 2012, Mr. Adams mistakenly failed to timely file Schedule 13G amendments with respect to an entity in which he unknowingly accumulated an interest in excess of 5%. As a result, the Securities and Exchange Commission entered an order on September 10, 2014, pursuant to which Mr. Adams agreed to cease and desist from committing or causing any violations of the requirements of Section 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and certain of the rules promulgated thereunder and paid a civil money penalty to the SEC without admitting or denying the findings therein. In August 2009, Affinity Bank, a California depositary institution in which Mr. Adams indirectly owned a controlling interest, was closed by the California Department of Financial Institutions and the Federal Deposit Insurance Corporation was appointed as the receiver. Mr. Adams received an M.B.A. from the Stanford Graduate School of Business and a B.S. from Yale University. Mr. Adams' long association with the Company as a chairman of the board of directors of several of its subsidiaries since he acquired Good Sam Enterprises, LLC in 1988 and his current or former ownership of a variety of businesses with significant assets and operations during his over 40-year business career, during which time he has had substantial experience in providing management oversight and strategic direction, make him well-qualified to serve on our board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

MARY J. GEORGE	Age 66

Mary J. George has served on the board of directors of Camping World Holdings, Inc. since January 2017. Ms. George has been a founding partner of Morningstar Capital Investments, LLC, an investment firm, since 2001. Ms. George served as chief executive officer and a director at Easton Hockey Holdings Inc., a private manufacturer of ice hockey equipment, from August 2014 to December 2016. From 2002 to 2015, Ms. George held various positions, including co-chairman (2002 to 2009) and vice chairman (2009 to 2015), at Bell Automotive Products, Inc., a private manufacturer of automotive accessories. From 1994 to 2004, Ms. George held various positions, including chief operating officer (1995 to 1998), chief executive officer (1998 to 2000), and chairman (2000 to 2004), at Bell Sports Inc., a formerly public helmet manufacturer. Ms. George also currently serves or previously served as a director of various public and private companies, including Image Entertainment, Inc., a formerly public independent distributor of home entertainment programming, from 2010 to 2012, Oakley, Inc., a public sports equipment and lifestyle accessories manufacturer, from 2004 to 2007, BRG Sports Inc. since 2013, 3 Day Blinds Inc. from 2007 to 2015, and Oreck Corporation. from 2008 to 2012. Ms. George's experience in sales, marketing and general management in the consumer products industry, as well as success in the development of internationally renowned branded products, provides the Board with greater insight in the areas of product branding and strategic growth in the consumer products industry, and makes her well-qualified to serve on the Board.

K. DILLON SCHICKLI	Age 63

K. Dillon Schickli has served on the board of directors of Camping World Holdings, Inc. since its formation and on the board of directors of CWGS, LLC since August 2011. Mr. Schickli previously served on the board of directors of CWGS, LLC from 1990 until 1995 and was chief operating officer of Affinity Group, Inc., the predecessor of Good Sam Enterprises, LLC, from 1993 until 1995. Previously, Mr. Schickli was a co-investor with Crestview in DS Waters Group, Inc. ("DS Waters") and served as vice-chairman of its board of directors until it was sold to Cott Corporation in December 2014. Prior to that time, Mr. Schickli was the chief executive officer of DS Waters from June 2010 until February 2013 and subsequently led the buyout of the business by Crestview. Mr. Schickli also previously led the buyout of DS Waters from Danone Group & Suntory Ltd. in November 2005 and was also a co-investor in DS Waters with Kelso & Company. Mr. Schickli served as co-chief executive officer and chief financial officer of DS Waters from November 2005 until June 2010, when he became the sole chief executive officer. Mr. Schickli started his business career in the capital planning and acquisitions group of the Pepsi-Cola Company after he received his M.B.A. from the University of Chicago. Mr. Schickli received a B.A. from Carleton College in 1975. Mr. Schickli's long association with, and knowledge of, the Company, extensive experience serving as a director of other businesses, operating experience as a chief executive officer and his experience as a private equity investor with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on our board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2018 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Camping World

Andris A. Baltins	71	2016	Director
Daniel Kilpatrick	36	2017	Director
Jeffrey A. Marcus	70	2016	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

ANDRIS A. BALTINS	Age 71

Andris A. Baltins has served on the board of directors of Camping World Holdings, Inc. since its formation, on the board of directors of CWGS, LLC since February 2011 and on the board of directors of Good Sam Enterprises, LLC since February 2006. He has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. Mr. Baltins serves as a director of various private and non-profit corporations, including Adams Outdoor Advertising, Inc., which is controlled by Mr. Adams. Mr. Baltins previously served as a director of Polaris Industries, Inc. from 1995 until 2011. Mr. Baltins received a J.D. from the University of Minnesota Law School and a B.A. from Yale University. Mr. Baltins' over 40-year legal career as an advisor to numerous public and private companies and his experience in the areas of complex business transactions, mergers and acquisitions and corporate law make him well-qualified to serve on our board of directors.

DANIEL KILPATRICK	Age 36

Daniel Kilpatrick has served on the board of directors of Camping World Holdings, Inc. since January 2017. Mr. Kilpatrick serves as a principal at Crestview Advisors, L.L.C., a private equity firm that he joined in 2009, where he has overseen investments in companies across a variety of industries, including media and financial services. Mr. Kilpatrick is currently on the board of directors of various private companies, including Accuride Group Holdings, Inc., NYDJ Corporation, the parent company of WideOpenWest Finance, LLC and the parent company of CORE Media Group, and was previously a director of Symbion, Inc. from August 2012 to November 2014. Mr. Kilpatrick received an M.B.A. from the Stanford Graduate School of Business and a B.A. from Yale University. Mr. Kilpatrick's private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on the Board.

PROPOSAL 1: ELECTION OF DIRECTORS

JEFFREY A. MARCUS	Age 70

Jeffrey A. Marcus has served on the board of directors of Camping World Holdings, Inc. since its formation and on the board of directors of CWGS, LLC since March 2011. Mr. Marcus joined Crestview in 2004 and currently serves as co-head of Crestview's media and communications strategy. Prior to joining Crestview, Mr. Marcus served in various positions in the media and communications industry, including as President and chief executive officer of AMFM Inc. (formerly Chancellor Media Corporation) from 1998 until 1999 and as founder and chief executive officer of Marcus Cable Company, a privately held cable company, from 1989 until 1998. Mr. Marcus has served as the chairman of the board of directors of Cumulus Media, Inc. since April 2015 and on its board of directors since September 2011 and has served as the chairman of the board of directors of the parent company of WideOpenWest Finance, LLC since January 2016 and as a director of NEP Group, Inc. since December 2012. Mr. Marcus previously served as the chairman of the board of directors of DS Services of America, Inc. from September 2013 until December 2014, and as a director of Charter Communications, Inc. from May 2012 until November 2013, San Juan Cable LLC (d/b/a OneLink Communications) from July 2011 until December 2012 and Insight Communications Company, Inc. from April 2010 until February 2012. Mr. Marcus received a B.A. from the University of California, Berkeley. Mr. Marcus' extensive experience serving as a director of numerous public and private companies, operating experience as a chief executive officer in the cable television, broadcast and outdoor industries and his experience as a private equity investor with respect to acquisitions, debt financings, equity financings and public market sentiment make him well qualified to serve on our board of directors.

Continuing Members of the Board of Directors: CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2019 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Camping World

Brian P. Cassidy	43	2016	Director
Marcus A. Lemonis	43	2016	Chief Executive Officer and Chairman of the Board

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

BRIAN P. CASSIDY	Age 43

Brian P. Cassidy has served on the board of directors of Camping World Holdings, Inc. since its formation and on the board of directors of CWGS, LLC since March 2011. Mr. Cassidy is a Partner at Crestview, which he joined in 2004, and currently serves as co-head of Crestview's media and communications strategy. Mr. Cassidy has served as a director of NEP Group, Inc. since December 2012, Interoute Communications Holdings since April 2015, the parent company of WideOpenWest Finance, LLC since January 2016 and the parent company of CORE Media Group since October 2016. Mr. Cassidy previously served as a director of San Juan Cable LLC (d/b/a OneLink Communications) from May 2007 until November 2012, ValueOptions, Inc. from December 2007 until December 2014 and Cumulus Media, Inc. since May 2014 until March 2017, and was also involved with Crestview's investments in Charter Communications, Inc. and Insight Communications, Inc. Prior to joining Crestview, Mr. Cassidy worked in private equity at Boston Ventures, where he invested in companies in

PROPOSAL 1: ELECTION OF DIRECTORS

the media and communications, entertainment and business services industries. Previously, he worked for one year as the acting chief financial officer of one of their portfolio companies. Prior to that time, Mr. Cassidy was an investment banking analyst at Alex. Brown & Sons, where he completed a range of financing and mergers and acquisitions assignments for companies in the consumer and business services sectors. Mr. Cassidy received an M.B.A. from the Stanford Graduate School of Business and an A.B. in Physics from Harvard College. Mr. Cassidy's private equity investment and company oversight experience and background with respect to acquisitions, debt financings and equity financings make him well-qualified to serve on our board of directors.

MARCUS A. LEMONIS	Age 43

Marcus A. Lemonis has served as Camping World Holdings, Inc.'s Chief Executive Officer and Chairman of the board of directors of Camping World Holdings, Inc. since its formation, as the President and Chief Executive Officer and on the board of directors of CWGS, LLC since February 2011, as the Chief Executive Officer and on the board of directors of Good Sam Enterprises, LLC since January 2011, as President and Chief Executive Officer and on the board of directors of Camping World, Inc. since September 2006 and as the President and Chief Executive Officer and on the board of directors of FreedomRoads, LLC since May 1, 2003. Mr. Lemonis received a B.A. from Marquette University. Mr. Lemonis' extensive experience in retail, RV and automotive, business operations and entrepreneurial ventures makes him well-qualified to serve as the Chief Executive Officer and the Chairman of our board of directors.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies above.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2016. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2018. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Camping World.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed Camping World's audited financial statements for the fiscal year ended December 31, 2016 and has discussed these financial statements with management and Camping World's independent registered public accounting firm. The Audit Committee has also received from, and discussed with, Camping World's independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board ("PCAOB").

Camping World's independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and Camping World, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Camping World.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Camping World's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

K. Dillon Schickli (Chair)
Andris A. Baltins
Mary J. George

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services (in thousands):

Fee Category	Fiscal 2016	Fiscal 2015

Audit Fees	$6,094	$2,037
Audit-Related Fees	—	—
Tax Fees	$328	—
All Other Fees	—	—
Total Fees	$6,422	$2,037

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES

There were no other fees incurred in 2015 or 2016.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our Audit Committee's charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

PROPOSAL 3: Advisory Vote on the Compensation of our Named Executive Officers

This Proposal 3 gives our stockholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers.

As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read "Compensation Discussion and Analysis" beginning on page 30 of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding our executive compensation programs.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

This Proposal 4 gives our stockholders the opportunity to vote, on a non-binding basis, to advise our Board how frequently we should hold an advisory vote on the compensation of our named executive officers. By voting on this Proposal 4, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years.

After careful consideration of this Proposal 4, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what the best approach is for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting on this proposal.

This "say-on-frequency" vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders' views regarding how often they should have the opportunity to approve our executive compensation programs.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company that are present in person or by proxy and entitled to vote thereon. If no frequency receives the foregoing vote, then we will consider the frequency that receives the highest number of votes cast by the stockholders to be the frequency recommended by our stockholders. However, because this vote is advisory and not binding on the Board or the Company, the Board may decide that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. Abstentions on this proposal will have the same effect as votes against each frequency provided as an option in the proposal. Broker non-votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends stockholders vote ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position

Marcus A. Lemonis[1]	43	Chief Executive Officer and Chairman of the Board of Directors
Thomas F. Wolfe[2]	55	Chief Financial Officer and Secretary
Brent L. Moody[3]	55	Chief Operating and Legal Officer
Roger L. Nuttall[4]	65	President of Camping World
Mark J. Boggess[5]	61	President of Good Sam Enterprises
1
See biography on page 14 of this proxy statement.

2
Thomas F. Wolfe has served as Camping World Holdings, Inc.'s Chief Financial Officer since its formation, as the Executive Vice President of Operations of Good Sam Enterprises, LLC from September 2011 through February 2015, the Chief Financial Officer of Good Sam Enterprises, LLC since January 2004 and as the Executive Vice President and Chief Financial officer of CWGS, LLC since January 2011. Previously, Mr. Wolfe served as Good Sam Enterprises, LLC's Senior Vice President and Chief Financial Officer since January 2004. Prior to that time, Mr. Wolfe had been Vice President and Controller of Good Sam Enterprises, LLC since 1997. From 1991 to 1997, Mr. Wolfe was vice president of finance of Convenience Management Group, LLC, a privately-owned distributor of petroleum products and equipment. From 1989 to 1991, Mr. Wolfe was vice president and controller of First City Properties, Inc. From 1983 to 1988, Mr. Wolfe held a variety of staff and management positions at Deloitte & Touche LLP. Mr. Wolfe received a B.S. from California Polytechnic State University, San Luis Obispo.

3
Brent L. Moody has served as Camping World Holdings, Inc.'s Chief Operating and Legal Officer since its formation, as the Chief Operating and Legal Officer of CWGS, LLC and its subsidiaries since January 1, 2016, as the Executive Vice President and Chief Administrative and Legal Officer of CWGS, LLC from February 2011 to December 31, 2015, as the Executive Vice President and Chief Administrative and Legal Officer of Good Sam Enterprises, LLC from January 2011 to December 31, 2015, as the Executive Vice President and Chief Administrative and Legal Officer of FreedomRoads, LLC and Camping World, Inc. from 2010 until December 31, 2015, as Executive Vice President/General Counsel and Business Development of Camping World, Inc. and FreedomRoads, LLC from 2006 to 2010, as Senior Vice President/General Counsel and Business Development of Camping World, Inc. and Good Sam Enterprises, LLC from 2004 to 2006 and as Vice President and General Counsel of Camping World, Inc. from 2002 to 2004. From 1998 to 2002, Mr. Moody was a shareholder of the law firm of Greenberg Traurig, P.A. From 1996 to 1998, Mr. Moody served as vice president and assistant general counsel for Blockbuster, Inc. Mr. Moody received a J.D. from Nova Southeastern University, Shepard Broad Law Center and a B.S. from Western Kentucky University.

4
Roger L. Nuttall has served as President of Camping World since January 2011, as Chief Operating Officer of FreedomRoads, LLC from January 2009 until January 2011 and as Executive Vice President and Chief Financial Officer of FreedomRoads, LLC from November 2003 until December 2015. From 1981 to 1983, Mr. Nuttall was a partner at McKay, Nuttall and Reid, a local accounting and consulting firm. Prior to that time, from 1974 to 1981, Mr. Nuttall held a variety of staff and management positions at Grant Thornton LLP. From 1983 until 2003, Mr. Nuttall served as chief financial officer and member of the board of directors of Blaine Jensen & Sons, Inc., a multi-dealership RV company. Mr. Nuttall received a B.A. from Weber State University.

5
Mark J. Boggess has served as the President of Good Sam Enterprises, LLC since January 2015 and as President of GS Media & Events, a division of Good Sam Enterprises, LLC, since December 2012. From April 2009 until April 2011, Mr. Boggess served as Chief Financial Officer of DirectBuy, Inc. Prior to that time, Mr. Boggess served as President and Chief Executive Officer of Camping World, Inc. from January 2004 until July 2008. From June 1993 until January 2004, Mr. Boggess served as Senior Vice President and Chief Financial Officer of Good Sam Enterprises, LLC. Previously, from June 1992 until May 1993, Mr. Boggess was vice president and chief financial officer of Hypro Corporation, a privately owned manufacturer of fluid transfer pumps. From June 1989 until June 1992, Mr. Boggess was treasurer of Adams Communications Corporation, a holding company controlled by Stephen Adams, which owned television and radio station operations throughout the United States. Mr. Boggess received a B.B.A. from the University of Cincinnati.

Corporate Governance

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Camping World. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the "Governance" section of the "Investor Relations" page of our website located at www.campingworld.com, or by writing to our Secretary at our offices at 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069.

BOARD COMPOSITION

Our Board currently consists of eight (8) members: Stephen Adams, Andris A. Baltins, Brian P. Cassidy, Mary J. George, Daniel Kilpatrick, Marcus A. Lemonis, Jeffrey A. Marcus, and K. Dillon Schickli. Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director's death, resignation or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause, at a meeting called for that purpose.

VOTING AGREEMENT

In connection with the initial public offering of our Class A common stock in October 2016 (our "IPO"), ML Acquisition, ML RV Group, LLC, a Delaware limited liability company wholly-owned by our Chairman and Chief Executive Officer, Marcus A. Lemonis ("ML RV Group"), CVRV Acquisition II LLC, CVRV Acquisition LLC and funds controlled by Crestview Partners II GP, L.P. entered into a Voting Agreement with us (the "Voting Agreement").

Pursuant to the Voting Agreement, Crestview Advisors, L.L.C. ("Crestview"), a registered investment adviser to private equity funds, including funds affiliated with Crestview Partners II GP, L.P., has the right to designate certain of our directors (the "Crestview Directors"), which will be four Crestview Directors (unless Marcus A. Lemonis is no longer our Chief Executive Officer, in which case, Crestview has the right to designate three Crestview Directors) for as long as Crestview Partners II GP, L.P. directly or indirectly, beneficially owns, in the aggregate, 32.5% or more of our Class A common stock, three Crestview Directors for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 32.5% but 25% or more of our Class A common stock, two Crestview Directors for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 25% but 15% or more of our Class A common stock and one Crestview Director for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock on a one for one basis). Each of ML Acquisition and ML RV Group has agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B common stock

CORPORATE GOVERNANCE

and Class C common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Crestview Directors. In addition, the ML Related Parties also have the right to designate certain of our directors (the "ML Acquisition Directors"), which will be four ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own in the aggregate 27.5% or more of our Class A common stock, three ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 27.5% but 25% or more of our Class A common stock, two ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 25% but 15% or more of our Class A common stock and one ML Acquisition Director for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock on a one for one basis). Moreover, ML RV Group has the right to designate one director for as long as it holds our one share of Class C common stock (the "ML RV Director"). Funds controlled by Crestview Partners II GP, L.P. have agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ML Acquisition Directors and the ML RV Director. Additionally, pursuant to the Voting Agreement, we must take commercially reasonable action to cause (i) the board of directors to be comprised at least of nine directors; (ii) the individuals designated in accordance with the terms of the Voting Agreement to be included in the slate of nominees to be elected to the board of directors at the next annual or special meeting of stockholders of the Company at which directors are to be elected and at each annual meeting of stockholders of the Company thereafter at which a director's term expires; (iii) the individuals designated in accordance with the terms of the Voting Agreement to fill the applicable vacancies on the board of directors; and (iv) a ML Acquisition Director or the ML RV Director to be the chairperson of the board of directors (as defined in our Amended and Restated Bylaws). The Voting Agreement allows for the board of directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the board of directors' fiduciary duties to the Company's stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or the charter for, or related guidelines of, the board of directors' nominating and corporate governance committee.

The Voting Agreement further provides that, for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 22.5% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 22.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock on a one for one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets above $100 million; (3) the issuance of securities of Camping World Holdings, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our board of directors); (4) material amendments to our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and (5) any change in the size of the board of directors. The Voting Agreement also provides that, for so long as either Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 28% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 28% or more of our Class A common stock (assuming in each such case that all outstanding common units of CWGS, LLC are redeemed for

CORPORATE GOVERNANCE

shares of our Class A common stock, on a one for one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for the hiring and termination of our Chief Executive Officer; provided, however, that the approval of Crestview Partners II GP, L.P., and the ML Related Parties, as applicable, shall only be required at such time as Marcus A. Lemonis no longer serves as our Chief Executive Officer.

As a result of the Voting Agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at Camping World.

DIRECTOR INDEPENDENCE

Our Board of Directors has affirmatively determined that each of Andris A. Baltins, Jeffrey A. Marcus, K. Dillon Schickli and Mary J. George is an "independent director," as defined under rules of the New York Stock Exchange (the "NYSE"). In evaluating and determining the independence of the directors, the Board considered that Camping World may have certain relationships with its directors. Specifically, the Board considered that Brian P. Cassidy, Jeffrey A. Marcus, and Daniel Kilpatrick are affiliated with Crestview Partners II GP, L.P., which is the beneficial owner of outstanding shares of Common Stock representing approximately 35.3% of combined voting power as of March 23, 2017. The Board determined that this relationship does not impair the foregoing directors' independence from us and our management.

CONTROLLED COMPANY EXEMPTION

Pursuant to the terms of the Voting Agreement, Marcus A. Lemonis, through his beneficial ownership of our shares directly or indirectly held by ML Acquisition and ML RV Group, and certain funds controlled by Crestview Partners II GP, L.P., in the aggregate, have more than 50% of the voting power for the election of directors, and, as a result, we are considered a "controlled company" for the purposes of the NYSE listing requirements. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, we are not subject to certain corporate governance requirements, including that a majority of our board of directors consists of "independent directors," as defined under the rules of the NYSE. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. Currently, we do not have a majority independent board or an entirely independent nominating and corporate governance committee. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

If at any time we cease to be a "controlled company" under the rules of NYSE, our Board intends to take all action necessary to comply with the NYSE corporate governance rules, including establishing certain committees composed entirely of independent directors, subject to a permitted "phase-in" period.

CORPORATE GOVERNANCE

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board of Directors that may be included in the Voting Agreement and any other stockholders agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates' independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

Under the Voting Agreement, ML Acquisition has been deemed to have designated Messrs. Adams, Baltins and Schickli, Crestview has been deemed to have designated Messrs. Cassidy, Marcus and Kilpatrick, and ML RV Group has been deemed to have designated Mr. Lemonis, for the applicable elections to our Board. Mary J. George, a Class I Director nominee elected to the Board in January 2017, was recommended by Crestview.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and (ii) all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. In particular, experience, qualifications or skills in the following areas are particularly relevant: retail merchandising; marketing and advertising; consumer goods; sales and distribution; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; people management; communications and interpersonal skills and board practices of other major corporations. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company's business and structure.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Camping World Holdings, Inc., 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069. In the event there is a vacancy, and assuming that appropriate

CORPORATE GOVERNANCE

biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM INTERESTED PARTIES

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors exercises its discretion in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Currently, the roles are combined, with Mr. Lemonis serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our company and its stockholders at this time because it promotes unified leadership by Mr. Lemonis and allows for a single, clear focus for management to execute the Company's strategy and business plans. Our Board is comprised of individuals with extensive experience in finance, retail industry and public company management. For these reasons and because of the strong leadership of Mr. Lemonis as Chairman of the Board and Chief Executive Officer, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to consider whether the positions of Chairman of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that, if the Company does not qualify as a "controlled company" under the NYSE rules, whenever our Chairman of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairman of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. We currently do not have a lead director as we qualify as a controlled company under the NYSE rules.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these

CORPORATE GOVERNANCE

risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. The Board does not believe that its role in the oversight of our risks affects the Board's leadership structure.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website at www.campingworld.com in the "Governance" section of the "Investor Relations" page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were 14 meetings of the Board of Directors during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which is available on our website at www.campingworld.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chairman of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend.

EXECUTIVE SESSIONS

The independent members of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by a director selected on a meeting-by-meeting basis by a majority of the independent directors present.

Committees of the Board

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance

Stephen Adams
Andris A. Baltins	X		Chair
Brian P. Cassidy			X
Mary J. George	X
Daniel Kilpatrick
Marcus A. Lemonis
Jeffrey A. Marcus		Chair
K. Dillon Schickli	Chair	X

AUDIT COMMITTEE

Our Audit Committee's responsibilities include, but are not limited to:

  •
  appointing, retaining, overseeing, approving the compensation of, and assessing the independence of our independent registered public accounting firm and any other registered public accounting firm that may be engaged for audit, attestation and related services;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  discussing the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

  •
  discussing with the independent registered public accounting firm audit problems or difficulties;

  •
  discussing our risk assessment and management policies;

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  reviewing and approving related person transactions;

  •
  reviewing and pre-approving audit and non-audit services proposed to be performed by the independent registered public accounting firm, as further described on page 17 of this proxy statement; and

  •
  establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

COMMITTEES OF THE BOARD

The Audit Committee charter is available on our website at www.campingworld.com. The members of the Audit Committee are K. Dillon Schickli, Andris A. Baltins and Mary J. George, with Mr. Schickli serving as Chair. Our Board of Directors has affirmatively determined that each of Mr. Schickli and Ms. George meets the definition of "independent director" for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE rules, including those related to Audit Committee membership. Our Board of Directors has not determined that Andris A. Baltins meets the independence requirements of Rule 10A-3 under the Exchange Act as a result of his position as a member of Kaplan, Strangis and Kaplan, P.A., a law firm that provides legal services to us from time to time. We are relying on the independence phase-in rules for newly listed companies and plan to add a third director to the Audit Committee who satisfies the Rule 10A-3 independence requirements within one year of listing. We believe that our reliance on this phase-in rule does not materially adversely affect the ability of our Audit Committee to act independently and to satisfy the other requirements of Rule 10A-3.

The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of NYSE. In addition, our Board of Directors has determined that Mr. Schickli qualifies as an "audit committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met four times during the fiscal year ended December 31, 2016.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

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  reviewing and setting or making recommendations to the Board regarding the compensation of the CEO and the other executive officers;

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  reviewing and approving or making recommendations of the Board regarding our cash and equity incentive plans and arrangements;

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  reviewing and making recommendations to our Board with respect to director compensation; and

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  reviewing and discussing with management our "Compensation Discussion and Analysis," if required by SEC rules.

Pursuant to the Compensation Committee's charter, which is available on our website at www.campingworld.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry

COMMITTEES OF THE BOARD

out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company's Amended and Restated Bylaws and applicable rules of NYSE. See "Executive Compensation—Executive Summary" and "Director Compensation—Narrative Disclosure to Director Compensation Table" below for more information on our processes and procedures for determining executive and director compensation.

The members of our Compensation Committee are Jeffrey A. Marcus and K. Dillon Schickli, with Mr. Marcus serving as Chair. Jeffrey A. Marcus and K. Dillon Schickli each qualifies as an independent director under the NYSE's heightened independence standards for members of a compensation committee and as a "non-employee director" as defined in Section 16b-3 of the Exchange Act.

The Compensation Committee met five times during the fiscal year ended December 31, 2016.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

  •
  identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors, including pursuant to the Voting Agreement (for so long as such agreement is in effect);
  •
  reviewing, at least annually, the Board committee structure and, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors to serve on committees of the Board, including pursuant to the Voting Agreement (for so long as such agreement is in effect), recommending to the Board for its approval directors to serve as members of each committee;
  •
  overseeing the annual self-evaluations of management and the Board and its committees; and
  •
  developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

The Nominating and Corporate Governance Committee charter is available on our website at www.campingworld.com. Our Nominating and Corporate Governance Committee consists of Andris A. Baltins and Brian P. Cassidy, with Mr. Baltins serving as Chair. Andris A. Baltins qualifies as independent under the rules of NYSE. Our Board has determined that Mr. Cassidy does not qualify as independent under the rules of NYSE. As a controlled company, we rely upon the exemption from the NYSE requirement that we have a nominating and corporate governance committee composed entirely of independent directors. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2016.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis section discusses and analyzes the executive compensation program for our named executive officers for fiscal 2016. Our named executive officers for fiscal year 2016, which consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for fiscal year 2016, were:

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  Marcus A. Lemonis, who serves as Chairman and Chief Executive Officer and is our principal executive officer;

  •
  Thomas F. Wolfe, who serves as Chief Financial Officer and Secretary and is our principal financial officer;

  •
  Roger L. Nuttall, who serves as President of Camping World;

  •
  Brent L. Moody, who serves as Chief Operating and Legal Officer; and

  •
  Mark J. Boggess, who serves as President of Good Sam Enterprises.

As noted above, the Compensation Discussion and Analysis section describes our historical executive compensation program for our named executive officers as of the end of fiscal 2016. No material changes have been made to our compensation program since the end of fiscal 2016.

In October 2016, we became a public company following our IPO. As a new public company, we have, for fiscal 2017, implemented new compensation governance policies that we believe are consistent with our status as a public company, including stock ownership guidelines, insider trading policies and restrictions on the repricing of stock options.

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

Fiscal Year 2016 Overall Performance

We operate the largest national RV retail network in the United States and we believe we provide the industry's broadest and deepest range of services, protection plans, products and resources. We strive to retain this position in our industry and our primary objective is to achieve consistent growth. As reflected in the charts below, since 2012 through the year ended December 31, 2016, our experienced management team has increased total revenue from $1,854.2 million to $3,526.7 million, increased net income from $42.3 million to $203.2 million, and increased Adjusted EBITDA from $129.5 million to $291.3 million.1

In 2016, and as described in the following sections, our named executive officers were compensated in a manner consistent with our increased growth.

Compensation Philosophy, Objectives and Rewards

Our executive compensation program has been designed to motivate, reward, attract and retain high calibre management deemed essential to ensure, and capitalize on, our success. The program seeks to closely align executive compensation with our short- and long-term business objectives, business strategy and company-wide financial performance.

We believe our compensation philosophy and program reflects the following general principles and objectives:

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  Attract and retain talent – The total compensation package is designed to attract, retain and motivate highly qualified executives capable of leading us to greater performance. Base salary and annual incentives provide a competitive annual total cash compensation opportunity in the short term and equity incentives provide a competitive opportunity over the long term.

1
Adjusted EBITDA is a non-GAAP measure. For a reconciliation of Adjusted EBITDA to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

  •
  Supportive of our mission and values – Compensation supports our mission to integrate and grow the company as a unified single enterprise. We inherently believe that we are most successful when we collaborate for the benefit of the overall business.

  •
  Aligned with stockholder interests – The interests of executives should align with the interests of our stockholders by tying their incentives to performance measures that correlate well with the creation of stockholder value.

  •
  Balanced – Compensation plan designs promote a balance between annual and long-term business results. While we believe the creation of stockholder value long term is extremely important, we also believe that the achievement of our annual goals is the best way to contribute to our sustainable, long-term success.

Process for Setting Executive Compensation

Prior to our IPO, the compensation of our Chief Executive Officer was set by our board of directors and the compensation of our other executive officers was set by our Chief Executive Officer. Upon becoming a public company, we adopted a written charter for our Compensation Committee that establishes, among other things, the Compensation Committee's purpose and its responsibilities with respect to executive compensation. The charter of the Compensation Committee provides that the Compensation Committee has the principal authority for, among other things, determining and approving, or recommending to our Board for approval, the compensation awards available to our named executive officers and is charged with reviewing our executive compensation, management development and succession and director compensation to ensure adherence to our compensation philosophies and objectives.

The Compensation Committee's annual process considers our financial performance, as well as the relative performance of the executive officers throughout the fiscal year. The timing of these determinations is set in order to enable the Compensation Committee to examine and consider our financial performance and relative performance of the executive officers during the previous fiscal year in establishing the upcoming fiscal year's compensation and performance goals. Throughout this process, the Compensation Committee receives input from the Chief Executive Officer.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. Prior to 2016, the Company did not engage the services of an executive compensation advisor in reviewing and establishing its compensation programs and policies. The Company has not previously considered formal compensation market data or formally benchmarked total compensation or individual compensation elements against a peer group. In April 2016, in connection with the preparation of our IPO, Meridian was retained by the Compensation Committee to provide guidance in establishing our executive compensation program as a public company. Meridian worked with the Compensation Committee to develop a peer group to be used in the future for assessing the overall competitiveness of our program, consulted regarding various aspects of an ongoing long-term incentive program including share authorization, stock ownership guidelines and related plan documents, conducted a benchmark study of compensation for outside directors and reviewed the compensation-related

EXECUTIVE COMPENSATION

disclosures in our public filings. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Meridian and has concluded that Meridian's work in 2016 has not raised any conflicts of interest.

In connection with the Compensation Committee's review of compensation for outside directors in connection with our IPO, Meridian conducted and presented to the Compensation Committee a competitive assessment of our compensation program for non-employee directors. In performing this competitive assessment, Meridian also developed a peer group of publicly traded companies based on revenue and industry that could be used for future benchmarking purposes. The peer group is comprised of the following publicly traded companies with a focus on retail sales of vehicles and related items:

• Advance Auto Parts	• Cavco Industries	• MarineMax
• Arctic Cat	• Dicks Sporting Goods	• O'Reilly Automotive
• Asbury Automotive Group	• Dorman Products	• Polaris Industries
• Autozone	• Drew Industries	• Sonic Automotive
• Big 5 Sporting Goods Corp.	• Group 1 Automotive	• Thor Industries
• Brunswick Corp.	• Hibbett Sports	• Tractor Supply Co.
• Cabelas	• Lithia Motors	• Winnebago Industries

Role of Management

The Chief Executive Officer recommends to the Compensation Committee compensation packages for executives who report directly to him, including the named executive officers other than himself. While the Compensation Committee utilized this information and valued management's observations with regard to compensation, the ultimate decisions regarding post-IPO 2016 executive compensation were made by the Compensation Committee or the Board upon the recommendation of the Compensation Committee.

The current compensation levels of our executive officers, including the named executive officers, primarily reflect the varying roles and responsibilities of each individual, as well as the length of time each executive officer has been employed by the Company. As a result of the Compensation Committee's assessment of our Chief Executive Officer's role and responsibilities within the Company and Mr. Lemonis' election to forego cash compensation upon becoming a public company, there is a significant difference between his compensation level and those of our other executive officers.

Stockholder Say-On-Pay Votes

In connection with our Annual Meeting of Stockholders to be held on May 16, 2017, we will provide our stockholders with the opportunity to cast an advisory vote on executive compensation ("say-on-pay") and on the frequency of future say-on-pay advisory votes ("say-on-frequency"). We will consider

EXECUTIVE COMPENSATION

the outcome of such "say-on-pay" votes when making compensation decisions regarding our named executive officers and determining compensation policies.

Elements of Our Executive Compensation Program

Historically, and through fiscal 2016, our executive compensation program generally consisted of the following elements: base salary, cash-based incentive compensation, equity-based compensation, severance and other benefits potentially payable upon termination of employment or change in control, health, welfare and retirement benefits and perquisites; each established as part of our program in order to achieve the compensation objective outlined below with respect to each element.

The following describes the primary components of our executive compensation program for each of our named executive officers, the rationale for that component, and how compensation amounts are determined.

Base Salaries

The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Although the Compensation Committee believes that a substantial portion of each executive officer's total compensation should be performance-based, the Compensation Committee also recognizes the importance of setting base salaries at levels that will attract, retain and motivate top talent.

In setting annual base salary levels, the Compensation Committee takes into account competitive considerations, individual performance, time in position, and internal pay equity. On a prospective basis, we intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.

There was no increase to base salaries of our named executive officers for fiscal year 2016 from the base salaries provided in fiscal year 2015. Upon entering into a new employment agreement in connection with the IPO, Mr. Lemonis' base salary was reduced to $0 to reflect his request to the Compensation Committee that his compensation be aligned with that of our investors and only arise from increases in our stock price.

As of December 31, 2016, our named executive officers other than Mr. Lemonis were entitled to the base salaries noted below:

Named Executive Officer	2016 Base Salary
Thomas F. Wolfe	$250,000
Roger L. Nuttall	$250,000
Brent L. Moody	$250,000
Mark J. Boggess	$240,000

EXECUTIVE COMPENSATION

Annual Performance-Based Cash Incentives

We believe that the payment of annual, performance-based cash compensation provides incentives necessary to retain executive officers and reward them for short-term company performance. For fiscal year 2016, pursuant to their respective employment agreements, each of our named executive officers was eligible to receive an annual performance-based cash bonus and has an individual target expressed as a percentage of the full-year Company-wide consolidated target EBITDA.2 As disclosed, Mr. Lemonis received an annual cash bonus only for the portion of the year before the completion of our IPO.

Our named executive officers receive incentive draw payments throughout the year based upon our estimated EBITDA performance, with final incentive awards earned determined based on actual EBITDA performance for the year. After the year is completed, the interim amounts paid are reviewed against the actual incentive awards earned and the named executive officers receive a payout of the difference. If any overpayments occur based on final results, those amounts will be repaid to the Company.

Based on the Company's audited financial results for 2016, the Company exceeded the initial estimated EBITDA goal of $267.2 million with final EBITDA performance of $291.3 million. In accordance with the initial estimated EBITDA performance goal, each of our named executive officers received bonus payments based on the formula set forth in their respective employment agreements, increased at year-end as appropriate based on the final EBITDA performance results. Mr. Lemonis' payout reflects payments based on EBITDA results through completion of our IPO, but not for the remainder of the year. In addition to the performance-based bonus payout shown below, Mr. Lemonis also received a discretionary bonus prior to our IPO as a reward for financial results to date, as well as in recognition of his efforts toward the successful completion of the IPO.

Named Executive Officer	Bonus Percentage	2016 Targeted Bonus Payout ($)	2016 Actual Bonus Payout ($)

Marcus A. Lemonis	1.75%	3,176,315	2,620,460
Thomas F. Wolfe	0.175%	467,632	509,836
Roger L. Nuttall	0.50%	1,336,090	1,456,675
Brent L. Moody	0.28%	748,210	815,738
Mark J. Boggess	0.10%	267,218	291,335

In connection with our IPO, we adopted the 2016 Senior Executive Bonus Plan, which is intended to retain our executive officers and certain other key employees by providing them with an opportunity to earn cash incentives based on our attainment of pre-established performance goals and to motivate covered key executives toward even greater achievement and business results. Bonuses for fiscal 2017 and beyond will be determined under the provisions of this 2016 Senior Executive Bonus Plan.

2
EBITDA is a non-GAAP measure. For a reconciliation of EBITDA to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

Equity-Based Incentives

We view equity-based compensation as an important component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of our employees, including our executives, with those of our stockholders.

Prior to our IPO, we historically granted profit units in CWGS, LLC. Each of our named executive officers held profit units in CWGS, LLC that fully vested and converted into common units of CWGS, LLC upon the consummation of the IPO. Such common units are exchangeable for shares of our Class A common stock on a one-to-one basis. No additional profit units were granted during the year ended December 31, 2016.

In connection with our IPO, on September 24, 2016 our board of directors adopted, and our stockholders approved, the CWGS, Inc. 2016 Incentive Award Plan, or the "2016 Incentive Award Plan," pursuant to which we can make grants of incentive compensation to our employees, consultants and non-employee directors. Under the 2016 Incentive Award Plan, we can make grants in the form of stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, divided equivalents and other stock or cash-based awards. Subject to adjustment, a total of 14,693,518 shares of our Class A common stock was reserved for issuance under the 2016 Incentive Award Plan. As of December 31, 2016, a total of 1,261,059 shares were subject to outstanding awards under the 2016 Incentive Award Plan.

Shares issued pursuant to an award under the 2016 Incentive Award Plan may consist of (i) authorized but unissued shares or (ii) shares reacquired by us. All of the shares under the 2016 Incentive Award Plan may be granted as incentive stock options within the meaning of the Code. During any period that Section 162(m) is applicable to us, (1) the maximum number of shares of common stock that a participant may receive in any calendar year is 4,868,776 and (2) the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more awards payable in cash is $5,000,000. In addition, in any calendar year, the fair market value of shares subject to awards granted to any non-employee director, and the cash paid to any non-employee director, may not exceed $500,000 in the aggregate.

Upon the consummation of our IPO, we granted stock options and restricted stock units to a significant number of our employees. At that time, our Compensation Committee, upon consultation with our Chief Executive Officer, determined that it would not grant equity awards to our named executive officers until fiscal 2017 due to the substantial value realizable from their existing share ownership when their profit units were converted to common shares due to the IPO. The Compensation Committee anticipates that during fiscal 2017 it will implement a long-term incentive program for our named executive officers (other than Mr. Lemonis) that is consistent with our compensation philosophy as stated above.

Perquisites and Other Benefits

Certain of our named executive officers are provided with perquisites to aid in the performance of their respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities. Each of Messrs. Nuttall and Moody, and in connection with his service prior

EXECUTIVE COMPENSATION

to the IPO, Mr. Lemonis, are provided with a company-owned car and the Company insures the car, pays all registration, license, taxes and other fees on the car, reimburses the named executive officer for all maintenance costs on the car and provides each such named executive officer gross up payments to cover the taxes on income imputed for personal use of the company-owned car. For additional information about the perquisites provided to our named executive officers, please see the "All Other Compensation" column of the Summary Compensation Table, and "Narrative to the Summary Compensation Table—Other Compensation Arrangements—Employee Benefits and Perquisites" below.

Health and Welfare Benefits

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high caliber executives. Our full-time employees, including our named executive officers, are eligible to participate in our general health and welfare plans, including:

  •
  medical, dental and vision benefits;
  •
  medical and dependent care flexible spending accounts;
  •
  short-term and long-term disability insurance; and
  •
  life insurance.

We believe the general benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers. We do not provide any additional special benefits arrangements for our executive officers.

Deferred Compensation and Other Retirement Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we have the ability to make matching and profit-sharing contributions on a discretionary basis to eligible participants, up to a maximum of 6% of the employee's compensation. Employees and named executive officers are immediately vested in their individual contributions and vest 20% in their company matching and profit-sharing contributions after two years of service and an additional 20% for each year of service thereafter.

We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. Because we match contributions on a discretionary basis only for those employees who receive less than $150,000 annual base salary, we did not make discretionary matching contributions to our named executive officers in fiscal year 2016. We do not currently maintain, and our named executive officers do not currently participate in or have a vested right to, any defined benefit pension plans, supplemental executive retirement plans, or other deferred compensation plans.

Employment Agreements and Severance Arrangements

The Compensation Committee believes it is in the Company's best interest to enter into employment agreements to attract talented executives to join our management team. The highly competitive market for key leadership positions means we otherwise may be at a competitive disadvantage in trying to hire and retain key executives if we are not able to provide them the type of protection included in such agreements.

EXECUTIVE COMPENSATION

During fiscal 2016, we were party to employment agreements with each of our named executive officers. The specific terms of these agreements are described below under the heading "Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Employment Agreements." Each of the employment agreements (other than that for Mr. Lemonis) provide for severance arrangements in connection with a termination of employment of such named executive officer. As noted previously, Mr. Lemonis elected to forego the opportunity to receive severance payments upon a termination of employment to more closely align his compensation with the returns realized by our stockholders. The details of these severance arrangements are described below under the heading "—Potential Payments Upon Termination or Change in Control." There is no general company severance policy in place for our employees.

Tax Considerations

As a general matter, our board of directors and the Compensation Committee review and consider the various tax and accounting implications of compensation programs we utilize.

Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officer or an individual acting in such a capacity and the three other most highly compensated executive officers (excluding the chief financial officer) employed as of the end of the year unless certain performance and other requirements are met. This limitation does not apply to compensation that is paid only if the executive's performance meets pre-established objective goals based on performance criteria approved by our stockholders. In addition, certain transition relief is provided to a new public company during which this deduction limitation will not apply. We intend to use this transition relief, and thereby preserve the deductibility of compensation that we pay to our named executive officers, to the maximum extent practicable. Notwithstanding the foregoing, while it is the Company's policy to take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions, because we believe the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent, the Company will not limit compensation to those levels or types of compensation that will be deductible if it determines that an award is consistent with its philosophy and is in our and the stockholders' best interests. Accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by us under Section 162(m).

Stock Ownership Guidelines

In connection with our IPO, we adopted an executive stock ownership policy encouraging (a) our named executive officers other than Mr. Lemonis to hold, directly or indirectly, shares of our Class A common stock and/or interests in CWGS, LLC with a value equal to at least three times the value of the executive's annual base salary and (b) Mr. Lemonis to hold, directly or indirectly, shares of our Class A common stock and/or interests in CWGS, LLC with a value equal to at least $5,000,000.

Anti-Hedging Policy

Our insider trading compliance policy prohibits all employees, including our executive officers, and our directors from engaging in speculative transactions in our stock, including hedging transactions, short sales and pledges.

EXECUTIVE COMPENSATION

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2016 Summary Compensation Table

              The following table contains information about the compensation earned by each of our named executive officers during our most recently completed fiscal years ended December 31, 2016 and December 31, 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Profits Units ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total ($)

Marcus A. Lemonis	2016	1,125,000	1,254,540	—	2,620,460	63,346	5,063,346

Chairman and Chief Executive Officer	2015	1,500,000	—	39,067	3,298,405	155,513	4,992,985

Thomas F. Wolfe	2016	250,000	—	—	509,836	—	759,836

Chief Financial Officer and Secretary	2015	262,603	250,000	15,849	457,847	—	986,299

Roger L. Nuttall	2016	250,000	—	—	1,456,675	47,766	1,754,441

President, Camping World	2015	250,000	—	—	1,776,026	87,458	2,113,484

Brent L. Moody	2016	250,000	—	—	815,738	43,059	1,107,627

Chief Operating and Legal Officer	2015	250,000	—	90,337	811,898	43,789	1,196,024

Mark J. Boggess	2016	240,000	—	—	291,335	—	531,335

President of Good Sam Enterprises, LLC	2015	240,000	—	110,940	253,718	—	604,658

(1)
Amounts in this column include the following for fiscal 2016:

All Other Compensation

Name	Personal Use of Company Car ($)	Tax Gross-Up Payments (Company Car) ($)	Tax Gross-Up Payments (Health Insurance) ($)	Total ($)

Marcus A. Lemonis	32,452	27,312	3,582	63,346

Roger L. Nuttall	25,937	21,829	—	47,766

Brent L. Moody	29,668	13,391	—	43,059

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in Fiscal 2016

              The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2016 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards occurring during fiscal 2016.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Name	Threshold ($)	Target ($)	Maximum ($)

Marcus A. Lemonis	635,263 (1)	3,176,315 (1)	3,493,947 (1)

Thomas F. Wolfe	—	467,632 (2)	—

Roger L. Nuttall	—	1,336,090 (2)	—

Brent L. Moody	—	748,210 (2)	—

Mark J. Boggess	—	267,218 (2)	—

(1)     Pursuant to the terms of his employment agreement entered into in connection with our IPO, Mr. Lemonis is not entitled to receive a performance-based bonus. Pursuant to the terms of his employment agreement as in place prior to our IPO, however, Mr. Lemonis was entitled to receive 20% of his targeted bonus if we achieved 90% of the initial fiscal 2016 consolidated EBITDA target, 100% of his targeted bonus if we achieved 100% of the initial fiscal 2016 consolidated EBITDA target and a maximum amount to be awarded at the discretion of the compensation committee for achievement of 110% or more of the initial fiscal 2016 consolidated EBITDA target.3 Because the Company was on track to achieve the maximum amount as of the consummation of the IPO, Mr. Lemonis was entitled to the maximum performance-based bonus, pro-rated for his time served in 2016 through the consummation of our IPO, or $2,620,460. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Annual Incentive Compensation" for further information regarding consolidated EBITDA and the criteria used in determining bonus amounts payable to Mr. Lemonis for 2016.

(2)     There are no threshold or maximum bonus payout opportunities for Messrs. Wolfe, Nuttall, Moody and Boggess. Each such named executive officer is entitled to incentive compensation payouts based on achievement of consolidated EBITDA targets. See "—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Summary of Executive Compensation Arrangements—Annual Incentive Compensation" for further information regarding the determination of amounts payable to each of Messrs. Wolfe, Nuttall, Moody and Boggess for fiscal year 2016.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Summary of Executive Compensation Arrangements

Employment Agreements

              We are party to employment agreements with each of our named executive officers. The specific terms of each agreement relating to term of employment, position, base salary and bonus compensation are set forth herein. Each of the named executive officers' employment agreements other than that of Mr. Lemonis includes a severance arrangement, the details of which are described below

3
EBITDA is a non-GAAP measure. For a reconciliation of EBITDA to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

under the heading "Severance Arrangements" following the "—Potential Payments Upon Termination or a Change in Control" table. During fiscal 2016 and in connection with our IPO, we entered into new employment agreements with each of Messrs. Lemonis, Wolfe, Moody and Nuttall in order to update the existing agreements to include provisions appropriate for public companies, along with an elected reduction in compensation by Mr. Lemonis as described below.

    Marcus A. Lemonis.

              On June 10, 2016, we entered into a new employment agreement with Mr. Lemonis which became effective upon the consummation of our IPO. This new employment agreement superseded Mr. Lemonis' prior employment agreement that provided for an initial five year term set to expire on March 2, 2016, with automatic renewal of one-year terms thereafter. Mr. Lemonis elected not to renew his prior employment agreement at the conclusion of the initial five year term; however, we continued paying him in accordance with the terms of such employment agreement until the consummation of our IPO in October 2016.

              The prior agreement provided for (a) an annual base salary of not less than $1,500,000, (b) eligibility for a target annual incentive bonus as further described below, payable in the following fiscal year at such time that annual bonuses are paid to other senior executives of the Company and (c) a grant of profit units corresponding to a 6% profits interest in CWGS, LLC. Under the terms of his new employment agreement, Mr. Lemonis serves as the Chairman and Chief Executive Officer of the Company and CWGS, LLC for a three-year term of employment beginning on the date of our IPO, subject to automatic one-year extensions provided neither party provides written notice of non-extension within ninety days of the expiration of the then-current term. Mr. Lemonis has elected to not receive any base salary, annual incentive compensation nor equity-based compensation due to his significant ownership interest in the Company. Mr. Lemonis also agreed that he will not be eligible for any cash severance payments under the terms of his new employment agreement; however, he is eligible for COBRA premium payments for 18 months following his termination.

    Thomas F. Wolfe.

              We entered into a new employment agreement with Mr. Wolfe, effective June 10, 2016, which superseded Mr. Wolfe's prior employment agreements. Mr. Wolfe's term of employment under his new employment agreement began on June 10, 2016 and ends on February 15, 2020, subject to automatic one-year extensions provided neither party provides notice of non-extension within ninety days of the expiration of the then-current term. Under the terms of his new employment agreement, Mr. Wolfe serves as the Executive Vice President and Chief Financial Officer and remains eligible to receive an annual base salary of $250,000 and an annual incentive bonus equal to 0.175% of consolidated EBITDA, subject to a guaranteed minimum total compensation in any given year (between base salary and annual incentive compensation) of $350,000. Mr. Wolfe's new employment agreement provides for severance consistent to what he was entitled to in his prior agreement and which is outlined below under "—Severance Arrangements."

EXECUTIVE COMPENSATION

    Roger L. Nuttall.

              We entered into a new employment agreement with Mr. Nuttall, effective June 10, 2016, which superseded Mr. Nuttall's prior employment agreements. Mr. Nuttall's term of employment under his new employment agreement began on June 10, 2016 and ends on December 31, 2020, subject to an automatic one-year extension provided neither party provides notice of non-extension within ninety days of the expiration of the then-current term. Under the terms of his new employment agreement, Mr. Nuttall serves as the President of Camping World and remains eligible to receive an annual base salary of $250,000 and an annual incentive bonus equal to 0.50% (reduced from 0.70% under his prior employment agreement) of consolidated EBITDA. As outlined further below under "—Severance Arrangements," Mr. Nuttall's new employment agreement provides for enhanced severance beyond his prior employment agreement, equal to two times the sum of (a) his annual base salary and (b) bonus compensation based on the Company's consolidated EBITDA results for the 12-month period ending on the last day of the calendar year immediately preceding the date of termination, multiplied by his bonus percentage (0.50%).

    Brent L. Moody.

              We entered into a new employment agreement with Mr. Moody, effective June 10, 2016, which superseded Mr. Moody's prior employment agreements. Mr. Moody's term of employment under his new employment agreement began on June 10, 2016 and ends on December 31, 2020, subject to an automatic one-year extension provided neither party provided notice of non-extension within ninety days of the expiration of the then-current term. Under the terms of his new employment agreement, Mr. Moody serves as Chief Operating and Legal Officer of the Company and CWGS, LLC and remains eligible to receive an annual base salary of $250,000 and an annual incentive bonus equal to 0.28% (reduced from his 2015 bonus eligibility of 0.32%) of consolidated EBITDA. As outlined further below under "—Severance Arrangements," Mr. Moody's new employment agreement provides for enhanced severance beyond that provided in his prior employment agreement, equal to two times the sum of (a) his annual base salary and (b) bonus compensation based on the Company's consolidated EBITDA results for the 12-month period ending on the last day of the calendar year immediately preceding the date of termination, multiplied by his bonus percentage (0.28%).

    Mark J. Boggess.

              We are party to an employment agreement with Mr. Boggess, dated December 1, 2012. Pursuant to his employment agreement, Mr. Boggess serves as the President of GS Media and Events for a five year term ending on December 1, 2017. The agreement provides for an annual base salary of $240,000 and eligibility for an annual incentive bonus of 0.10% of the Combined Annual EBITDA each fiscal year. Currently, Mr. Boggess serves as President of Good Sam. For a discussion of the severance payments to which Mr. Boggess is entitled under the terms of his employment agreement, please see below under "—Severance Arrangements."

EXECUTIVE COMPENSATION

Annual Incentive Compensation

              Pursuant to the terms of their respective employment agreements, each of Messrs. Wolfe, Nuttall, Moody and Boggess received a bonus payable through monthly or bi-monthly draws throughout fiscal year 2016 based on initial consolidated target EBITDA performance for 2016 of $267,218,000, subject to adjustment up or down and "true ups" or deductions for any underpayments or overpayments, as applicable.4

              Pursuant to the terms of the prior employment agreement in place during fiscal 2016 prior to our IPO, Mr. Lemonis was eligible to receive a target annual incentive bonus equal to the excess of (a) 1.75% of the Combined Annual EBITDA (as defined in Mr. Lemonis' prior employment agreement) for such fiscal year over (b) the base salary actually payable for such fiscal year, payable to Mr. Lemonis at year end (the "Target Bonus"). Mr. Lemonis' is eligible to receive a percentage of his Target Bonus based on the percentage of Combined Annual EBITDA actually achieved for such fiscal year. Pursuant to the bonus package set forth by the Compensation Committee for 2016, if the Company achieves less than 90% of the estimated Combined Annual EBITDA (based on a 2016 Combined Annual EBITDA target of $267.2 million), Mr. Lemonis is not entitled to any bonus; if the Company achieves at least 90% of the estimated Combined Annual EBITDA, Mr. Lemonis is entitled to 20% of his Target Bonus and is eligible to earn an additional 20% of his Target Bonus for each additional 2.5% of estimated Combined Annual EBITDA attained up to 102.5%. For achievement of each additional 2.5% of estimated Combined Annual EBITDA above 102.5% and less than 110%, Mr. Lemonis is entitled to earn an additional 10% of his Target Bonus. For achievement above 110% of estimated Combined Annual EBITDA, Mr. Lemonis is entitled to receive a bonus at the discretion of the Compensation Committee.

              For fiscal 2016, consolidated EBITDA was $291.3 million, or 109% of estimated consolidated EBITDA. As a result, each of Messrs. Wolfe, Nuttall, Moody and Boggess received payouts based on their respective bonus percentages equal to $509,836, $1,456,675, $815,738 and $291,335, respectively. Because Mr. Lemonis elected not to receive a bonus payout after the consummation of our IPO and because the Company was on target to achieve at least 102.5% of estimated consolidated EBITDA as of the consummation of our IPO, Mr. Lemonis was eligible to receive 110% of his Target Bonus, pro-rated for the portion of the year for which he served prior to our IPO. As a result, Mr. Lemonis received a performance-based bonus payout of $2,620,460. Further, in anticipation of our IPO, Mr. Lemonis also received an additional discretionary bonus payment of $1,254,540 as a reward for the Company's outstanding financial results to date, as well as in recognition of his efforts toward the successful completion of the IPO.

Perquisites

              Pursuant to their respective employment agreements, each of our named executive officers are entitled to reimbursement of all reasonable business expenses incurred, including reimbursement of portable phone expenses.

4
EBITDA is a non-GAAP measure. For a reconciliation of EBITDA to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

              Each of Messrs. Lemonis, Nuttall and Moody is also provided a Company-owned vehicle suitable for his respective business and personal use and the Company also directly pays the sales tax, insurance and any license fees or tags for such vehicles on behalf of each such named executive officer. Each of Messrs. Lemonis, Nuttall and Moody receive gross-up payments for the income taxes associated with the Company-provided vehicle and associated costs, with the exception that all payments to Mr. Lemonis for personal car usage and applicable gross-up payments ceased upon the consummation of our IPO. Following the IPO, Mr. Lemonis received gross-up payments relating to the Company's payment of the full premium cost of health coverage on Mr. Lemonis' behalf.

Restrictive Covenants

              Pursuant to their respective new employment agreements, each of Messrs. Wolfe, Moody and Nuttall remain subject to non-competition restrictions after termination of their respective employment for a period of 18-months, 24-months and 24-months, respectively. All such restrictions restrict competition by the named executive officers within the continental United States (with the exception that, for any termination of either Mr. Moody or Mr. Nuttall without cause (as defined in his respective employment agreement) or by Mr. Moody or Mr. Nuttall due to a material default of his respective employment agreement (that remains uncured for 10 days), the competition restrictions extend to any site located within one hundred (100) miles of any location where the Company or its affiliates sells, repairs or services recreational vehicles or parts and accessories during his term of employment.

              Pursuant to his new employment agreement, Mr. Lemonis is subject to non-competition and restrictions after termination of employment for a period of 12-months, restricting "competitive activities" (as defined in his employment agreement) while permitting his pursuit of certain investments that are not involved in competitive activities, reality television shows, speaking engagements and endorsement arrangements.

              Pursuant to their respective new employment agreements, Mr. Lemonis is subject to non-solicitation of customers and clients as well as non-solicitation of former employees for a 12-month period after termination of employment and each of Messrs. Wolfe, Moody and Nuttall are subject to non-competition non-solicitation of employees or consultants for a 12-month period after termination of employment. In addition, Mr. Lemonis' employment agreement also provides for confidentiality and non-disparagement provisions.

Equity Compensation

              Certain of our named executive officers held unvested profit units awards during 2016 that fully vested in connection with our IPO, a qualified initial public offering. For further details, please see below under "—Profit Units Awards Vested in 2016."

Other Elements of Compensation

    Retirement Plans

              We currently maintain a 401(k) tax-qualified retirement plan (the "401(k) Plan") that provides eligible employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Participants are able to defer up to 75% of their eligible compensation

EXECUTIVE COMPENSATION

subject to applicable annual Internal Revenue Code limits. All participants' interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching and profit-sharing contributions on a discretionary basis to eligible participants. We match contributions on a discretionary basis for only those employees who receive less than $150,000 annual base salary. All of our named executive officers earn base salaries in excess of $150,000 and we therefore did not make any discretionary matching contributions to our named executive officers in fiscal year 2016. We did not made any profit sharing contributions in fiscal year 2016.

    Employee Loan

              In September 2014, the Marcus Lemonis Revocable Trust ("MLRT"), for which Mr. Lemonis is the trustee, entered into a revolving loan with The Privatebank and Trust Company ("Privatebank"). In connection with the revolving loan, Mr. Lemonis and MLRT entered into a profits unit pledge agreement (the "Pledge Agreement") with Privatebank under which Mr. Lemonis pledged 4,667 profit units in CWGS, LLC to secure the revolving loan. CWGS, LLC also entered into a purchase, sale and put agreement (the "Put Agreement") with Privatebank that granted Privatebank the right to put the loan to CWGS, LLC upon the occurrence of an event of default pursuant to the Pledge Agreement. Prior to exercising any rights under the Put Agreement, Privatebank was required to provide notice to CWGS, LLC and CWGS, LLC had the right to purchase the pledged profit units for an amount equal to the lesser of (a) $12.0 million or (b) the outstanding principal amount of the revolving loan. On April 4, 2016, the Put Agreement was terminated.

    Tax Gross-Ups

              Other than the gross-ups payments made to each of Messrs. Lemonis, Nuttall and Moody to cover the personal income taxes associated with their personal use of Company-provided cars and the gross-up payment made to Mr. Lemonis to cover health insurance costs after the IPO, we generally do not make any other gross-up payments to cover our named executive officers' personal income taxes that may pertain to the compensation or other perquisites paid or provided by our company.

Outstanding Equity Awards at 2016 Fiscal Year End

              As of December 31, 2016, there were no outstanding profits unit awards under the CWGS LLC Plan and no outstanding equity-based awards under the 2016 Incentive Award Plan for any of our named executive officers. In connection with the IPO, all outstanding profit units fully vested and converted into common units of CWGS, LLC. Such common units are exchangeable for shares of the Company's Class A common stock on a one-to-one basis. No additional profit units were granted during the year ended December 31, 2016 and no grants have been made to our named executive officers pursuant to the 2016 Incentive Award Plan.

EXECUTIVE COMPENSATION

Profit Units Awards Vested in 2016

	Profit Units Awards

Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Marcus A. Lemonis	61.625	577,716

Thomas F. Wolfe	37.5	351,552

Roger L. Nuttall	200	1,874,941

Brent L. Moody	313.75	2,941,314

Mark J. Boggess	262.5	2,460,860

(1)   Amounts represent the aggregate market value of the units on the date of vesting, calculated based on the value per share of profit units, taking into account both (a) a unit split of one profits unit to 426.123 common units (reflecting the recapitalization of profit units into a single class of common units to maintain a one-to-one ratio between common units and shares of Class A common stock) and (b) the $22.00 price per share of Class A common stock upon the consummation of our IPO.

Pension Benefits and Non-Qualified Deferred Compensation

We do not sponsor nor maintain, and our named executive officers do not currently participate in, any tax-qualified defined benefit or supplemental executive retirement plans. Our named executive officers participate in our tax-qualified 401(k) retirement savings plan, pursuant to which we have the ability to make matching and profit-sharing contributions on a discretionary basis to eligible participants. Employees and named executive officers are immediately vested in their contributions. We provide discretionary matching contributions to only those employees earning less than $150,000 annual base salary. We do not provide discretionary matching contributions to any of our named executive officers.

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

              In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on the last day of fiscal year 2016 (except as otherwise noted).

Name/Form of Compensation	With Cause ($)	Without Cause ($)	Qualifying Resignation ($)	Death or Disability ($)	Change in Control ($)

Marcus A. Lemonis
Severance	—	—	—	—	—
Incentive Compensation	—	—	—	—	—
Continuation of Benefits	—	26,138 (1)	—	—
Total	—	26,138	—	—	—
Thomas F. Wolfe
Severance	—	879,570	879,570 (6)	—	—
Incentive Compensation	—	16,813 (2)	16,813 (2)	16,813 (2)	—
Continuation of Benefits	—	—	—	—
Total	—	896,383	896,383	16,813	—
Roger L. Nuttall
Severance	—	3,394,360 (3)	3,394,360 (3)(6)	—	—
Incentive Compensation	—	47,180 (2)	47,180 (2)(6)	47,180 (2)	—
Continuation of Benefits	—	26,138 (1)	26,138 (1)	—
Total	—	3,467,678	3,467,678	47,180	—
Brent L. Moody
Severance	—	2,120,842	2,120,842 (6)	—	—
Incentive Compensation	—	26,421 (4)	26,421 (4)	—(4)	—
Continuation of Benefits	—	31,227 (1)	31,227 (1)	—
Total	—	2,178,490	2,178,490	—	—
Mark J. Boggess
Severance	—	240,000 (5)	240,000 (6)	—	—
Incentive Compensation	—	9,436 (4)	9,436 (4)	—(4)	—
Continuation of Benefits	—	—	—	—	—
Total	—	249,436	249,436	—	—

(1) Represents eighteen (18) months of continued payments of health coverage premiums under COBRA at the fiscal 2017 COBRA premium rate, assuming the named executive officer timely elects to receive the benefits.

(2) Amount equal to the product of such named executive officer's applicable bonus percentage (0.50% for Mr. Nuttall and 0.175% for Mr. Wolfe)) multiplied by the consolidated EBITDA of $289,436,000 for the 12-month period ending on November 30, 2016 (the last day of the calendar month immediately preceding the date of termination), less incentive draws made during fiscal year 2016 ($1,400,000 for Mr. Nuttall and $489,700 for Mr. Wolfe).5

(3) Severance payment reflects two hundred percent (200%) of the sum of (i) one year of base salary ($250,000) plus (ii) one year of Mr. Nuttall's incentive compensation based on consolidated EBITDA of $289,436,000 for the 12-month period ending on November 30, 2016 (the last day of the calendar month immediately preceding the date of termination) ($1,447,180).

5
EBITDA is a non-GAAP measure. For a reconciliation of EBITDA to net income, see "Non-GAAP Financial Measures" in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

EXECUTIVE COMPENSATION

(4) Incentive draws made during fiscal year 2016 to each of Messrs. Moody and Boggess equaled or exceeded the respective amount of incentive compensation that would have been payable assuming a termination event as of the last day of the fiscal year.

(5) Severance amount payable to Mr. Boggess is equal to one year annual base salary, less the amount of any accrued and unpaid vacation.

(6) Amounts payable only upon a resignation of employment due to a material default of the applicable employment agreement that remains uncured beyond the 10 day cure period.

Severance Arrangements

              We maintain compensation and benefit plans and arrangements that provide payment of compensation to our named executive officers in the event of certain terminations of employment or a change in control of our Company. The amount of compensation payable to each named executive in these situations is described below.

              Pursuant to his respective employment agreement, upon a termination of employment for any reason, each of our named executive officers is entitled to receive his base salary for the applicable year through the date of termination, any accrued and unused vacation or paid time off through the date of termination and reimbursement of any business expenses incurred in the ordinary course of business through the date of termination (the "Accrued Compensation").

              Each of Messrs. Wolfe, Nuttall, Moody and Boggess is also entitled to certain severance payments upon a termination of employment (other than for Mr. Lemonis, who is only entitled to payment of COBRA premiums). All severance payments are conditioned upon the execution and nonrevocation of a release of claims in favor of the Company.

              For purposes of Mr. Lemonis' employment agreement, "cause" means his (A) gross negligence or willful misconduct, or willful failure to substantially perform his duties under the employment agreement (other than due to physical or mental illness or incapacity); (B) conviction of, or plea of guilty or nolo contendere to, or confession to (1) a misdemeanor involving moral turpitude or (2) a felony (or the equivalent of a misdemeanor or felony in a jurisdiction other than the United States); (C) willful breach of a material provision of Mr. Lemonis' employment agreement; (D) willful violation of the Company's written policies that the Board determines is detrimental to the best interests of the Company; (E) fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company; or (F) use of alcohol or drugs that interferes with the performance of his duties under his employment agreement; provided that Mr. Lemonis has a 10-day period to cure the events or occurrences under (A), (C), (D) or (F), to the extent such events are curable.

              For purposes of each of Messrs. Wolfe, Nuttall, Moody and Boggess' employment agreements, "cause" means the occurrence of (A) the named executive officer's breach of his employment agreement in any material respect, which breach is not cured by, or is not capable of being cured, within ten (10) days after written notice of such breach has been delivered to the named executive officer; (B) engagement in misconduct (including violation of our Company policies) that is materially injurious to the Company as reasonably determined by the Board; (C) conviction of (i) any felony or (ii) any misdemeanor involving a crime of moral turpitude, theft or fraud; (D) use of illegal substances; or (E) knowing falsification or cause to be falsified, in any material respect, the financial records and financial statements of the Company.

EXECUTIVE COMPENSATION

    Marcus A. Lemonis.

              Upon a termination of employment by the Company without cause (as defined above) other than due to death or disability, Mr. Lemonis is entitled to receive, upon his timely election, payments of COBRA premiums for 18 months following such termination.

              Mr. Lemonis is not entitled to receive any severance payments upon a termination of employment due to death or disability.

    Thomas F. Wolfe.

              Upon a termination of employment for any reason, Mr. Wolfe is entitled to receive his Accrued Compensation, any incentive compensation for the prior calendar year to the extent not yet paid and a pro-rated incentive compensation bonus for the calendar year in which Mr. Wolfe is terminated, calculated based on the product of the EBITDA for the 12-month period preceding the date of termination and Mr. Wolfe's bonus percentage, pro-rated to reflect the portion of the year employed.

              Upon a termination of Mr. Wolfe's employment without cause (as defined above) or by Mr. Wolfe due to a material default of his employment agreement (that remains uncured beyond the 10 day cure period), Mr. Wolfe is entitled to receive, subject to execution and delivery of a release of claims, an amount equal to $879,570 (for any termination occurring on or prior to December 31, 2017) or an amount equal to his guaranteed minimum of $350,000 (for any termination occurring after December 31, 2017), each payable in equal installments over a one-year period.

              Mr. Wolfe is not entitled to receive any severance payments upon a termination of employment due to death or disability.

    Roger L. Nuttall.

              Upon Mr. Nuttall's termination due to death or disability, Mr. Nuttall (or his heirs and assigns) is entitled to receive any incentive compensation for the prior calendar year to the extent not yet paid and any incentive compensation for the calendar year in which Mr. Nuttall's employment is terminated which shall be equal to the Combined Annual EBITDA for the 12-month period ending on the last day of the calendar month immediately preceding the date of termination, multiplied by Mr. Nuttall's bonus percentage, pro-rated for the number of days Mr. Nuttall was employed during the current calendar year.

              Upon a termination of Mr. Nuttall's employment without cause (as defined above) or due to a material default of his employment agreement (that remains uncured beyond the 10 day cure period), Mr. Nuttall is entitled to receive, subject to execution and delivery of a release, (a) any incentive compensation for the prior calendar year to the extent not yet paid if such amount would have been payable if his employment had not terminated, (b) any incentive compensation for the calendar year in which Mr. Nuttall's employment is terminated which shall be equal to the product of the Combined Annual EBITDA for the 12 month period ending on the last day of the calendar month immediately preceding the date of termination and Mr. Nuttall's bonus percentage, pro-rated to reflect the number of days Mr. Nuttall was employed during the current calendar year (with payment to be made within

EXECUTIVE COMPENSATION

90 days following such termination), (c) payment for COBRA benefits for a period of eighteen (18) months following termination for Mr. Nuttall and any dependents covered immediately prior to termination and (d) a severance amount equal to two hundred percent (200%) of the sum of (i) one year of Mr. Nuttall's base salary and (ii) one year of Mr. Nuttall's bonus (equal to the product of the Combined Annual EBITDA for the 12 month period ending on the last day of the calendar month immediately preceding the date of termination and Mr. Nuttall's bonus percentage), payable over a two-year period.

    Brent L. Moody and Mark J. Boggess.

              Upon termination of either Mr. Moody or Mr. Boggess due to death or disability, each named executive officer (or his respective heirs and assigns) is entitled to receive any incentive compensation for the prior calendar year to the extent not yet paid and the amount that would be payable as if his employment had not terminated and any incentive compensation for the entire calendar year in which such named executive officer's employment is terminated to the extent the results for such year were attributable to Mr. Moody or Mr. Boggess, respectively (provided such amount does not exceed the incentive bonus provided for the calendar year immediately preceding the termination).

              Upon a termination of employment of either Mr. Moody or Mr. Boggess without cause (as defined above) or due to a material default of his respective employment agreement (that remains uncured beyond the 10 day cure period), Mr. Moody and Mr. Boggess are entitled to receive, subject to execution and delivery of a release, (a) any incentive compensation for the prior calendar year to the extent not yet paid if such amount would have been payable if his employment had not terminated, (b) any incentive compensation for the calendar year in which Mr. Moody's or Mr. Boggess' employment is terminated for the period from the beginning of the calendar year to the end of the month immediately preceding the date of the termination of employment (with payment to be made within 90 days following such termination) and (c) with respect to Mr. Boggess, an amount equal to his base salary for one year, less the amount of any accrued and unpaid vacation and with respect to Mr. Moody, (i) payment for COBRA benefits for a period of eighteen (18) months following termination for Mr. Moody and any dependents covered immediately prior to termination and (ii) an amount equal to two hundred percent (200%) of the sum of (x) one year of the applicable base salary and (y) one year of the applicable bonus (equal to the product of the Combined Annual EBITDA for the 12 month period ending on the last day of the calendar month immediately preceding the date of termination and the applicable bonus percentage), payable over a two-year period.

COMPENSATION RISK ASSESSMENT

              With oversight from the Compensation Committee, we review our executive compensation structure to determine whether our compensation policies and practices encourage our executive officers and employees to take unnecessary or excessive risks and whether these policies and practices properly mitigate risk. As described above, our compensation structure is designed to incentivize executives and employees to achieve our financial and strategic goals that promote long-term stockholder returns. The compensation design balances such incentives with multiple elements designed to discourage excessive risk-taking by executives and employees to obtain short-term benefits that may be harmful to us and our stockholders in the long term. We believe that our compensation policies and practices are reasonable and do not create risks that are reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

              The following table provides information about our equity compensation plans under which our Class A common stock is authorized for issuance, as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by security holders (1)	1,261,059	$21.86	13,432,459
Equity compensation plans not approved by security holders	—	—	—
Total	1,261,059	$21.86	13,432,459

    (1) Includes awards granted and available to be granted under our 2016 Incentive Award Plan.

Director Compensation

2016 Director Compensation Table

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)

Stephen Adams (1)	16,549	105,000	121,549

Andris A. Baltins (1)	20,095 (3)	105,000	125,095

Brian P. Cassidy	—	105,000 (5)	105,000

Jeffrey A. Marcus	—	105,000 (5)	105,000

K. Dillon Schickli	68,459 (4)	105,000	173,459

(1)
In 2016, we paid a monitoring fee payment to each of Mr. Adams and Crestview for the pro-rata portion of the year for which fees were earned prior to the IPO, equal to $937,500 (comprised of a $750,000 monitoring fee and $187,500 for annual expenses). Pursuant to a separate agreement, Mr. Adams paid Mr. Baltins $90,000 during fiscal year 2016 as fees for his service as a Company director prior to our IPO.

(2)
Represents the aggregate grant date fair value for restricted stock units granted in fiscal year 2016, determined in accordance with FASB ASC Topic 718. See Note 20—Equity-Based Compensation Plans of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for the assumptions used in valuing such awards.

(3)
Represents annual director fees equal to $16,549 and committee fees equal to $3,546.

(4)
Represents annual director fees equal to $62,549 and committee fees equal to $5,910.

(5)
Represents grants to each of Mr. Cassidy and Mr. Marcus of restricted stock units made in connection with our IPO. All rights, title and interest in the Class A shares underlying the restricted stock awards were assigned to Crestview.

The table below shows the number of restricted stock units (both vested and unvested) held by each non-employee director serving as of December 31, 2016.

Name	Restricted Stock Units (#)

Stephen Adams	4,773
Andris A. Baltins	4,773
Brian P. Cassidy	4,773
Jeffrey A. Marcus	4,773
K. Dillon Schickli	4,773

DIRECTOR COMPENSATION

Narrative Disclosure to Director Compensation Table

In connection with our IPO, our Board of Directors adopted a compensation policy that is applicable to all of our non-employee directors. Pursuant to this policy, each non-employee director receives an annual cash retainer of $70,000 for his or her services, a cash retainer fee for his or her services as a member of a committee in an amount equal to $5,000 per committee and an additional cash retainer fee for his or her service as a chair of the audit, compensation or nominating and corporate governance committee in an amount equal to $20,000, $15,000 or $10,000, respectively. All such fees are payable on a quarterly basis. There are no fees paid for board or committee meeting attendance. Directors who are also employees of our Company do not receive compensation for their service on the Board.

Commencing with fiscal 2017, each non-employee director who serves on the Board of Directors as of the date of any annual meeting of the Company's stockholders and will continue to serve as a non-employee director immediately following such annual meeting receives, on the date of the annual meeting, an annual grant of restricted stock units under the 2016 Incentive Award Plan (described below) with an aggregate fair value on the date of grant of $105,000. In addition, in connection with our IPO, each of our non-employee directors serving on the Board of Directors as of the date of pricing and continuing to serve immediately thereafter received a one-time grant of restricted stock units with an aggregate fair value on the date of grant of $105,000. Lastly, any non-employee director initially elected or appointed to the Board of Directors after our IPO on any date other than the date of the annual meeting receives a grant of restricted stock units having an aggregate fair value on the date of such non-employee director's initial election or appointment equal to a pro-rated fraction of $105,000, calculated to reflect the non-employee director's service on the Board since the prior annual meeting. All grants to our non-employee directors vest ratably with respect to one-third of the total grant on each of the first three anniversaries of the date of grant (with the exception of our IPO grants which vest on each of the first three anniversaries of October 6, 2016), subject to continued service through the applicable vesting date and subject to full acceleration upon a change in control (as defined in the 2016 Incentive Award Plan) or if the non-employee director is not re-elected to the Board of Directors. We permitted our non-employee directors the option to make voluntary deferral elections at the time of grant.

In connection with our IPO, we adopted a director stock ownership policy encouraging our non-employee directors to hold, directly or indirectly, by the later of the fifth anniversary of the pricing of our IPO or the first date of such director's service on the Board of Directors, shares of our Class A common stock and/or interests in CWGS, LLC with a value equal to or in excess of five times such non-employee director's annual base retainer fee.

Our non-employee director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors' interests with those of our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

    Jeffrey A. Marcus (Chairman)
    K. Dillon Schickli

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth information with respect to the beneficial ownership of our Class A common stock, Class B common stock and Class C common stock for:

  •
  each person known by us to beneficially own more than 5% of our Class A common stock, our Class B common stock or our Class C common stock;

  •
  each of our directors (which includes all nominees);

  •
  each of our named executive officers; and

  •
  all of our executive officers and directors as a group.

As described in "Certain Relationships and Related Person Transactions," each common unit of CWGS, LLC (other than common units held by us) is redeemable from time to time at each holder's option for, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the CWGS, LLC's amended and restated limited liability company agreement, as amended to date ("CWGS LLC Agreement"); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units.

The Continuing Equity Owners, as defined in "Certain Relationships and Related Person Transactions — The Reorganization Transactions" on page 61, may exercise such redemption right for as long as their common units of CWGS, LLC remain outstanding. In connection with our IPO, we issued to each Continuing Equity Owner (other than the Former Profit Unit Holders, as defined in "Certain Relationships and Related Person Transactions — The Reorganization Transactions") for nominal consideration one share of Class B common stock for each common unit of CWGS, LLC it owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of common units of CWGS, LLC each such Continuing Equity Owner (other than the Former Profit Unit Holders) owns. In addition, in connection with our IPO, we issued to ML RV Group for nominal consideration one share of Class C common stock.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 18,946,000 shares of Class A common stock, 62,002,729 shares of Class B common stock and one share of Class C common stock outstanding as of March 23, 2017. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, including the redemption right described above with respect to each common unit of CWGS, LLC, held by such person that are currently exercisable or will become exercisable within 60 days of March 23, 2017 (unless otherwise noted with regards to certain 5% stockholders), are considered outstanding, although these shares are not considered outstanding for

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 250 Parkway Drive, Suite 270, Lincolnshire, IL 60069. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned[1]		Shares of Class B Common Stock Beneficially Owned		Shares of Class C Common Stock Beneficially Owned		Combined Voting

Name of beneficial owner	Number	Percentage	Number	Percentage	Number	Percentage	Power[2]

5% Stockholders
ML Acquisition Company, LLC[3]	36,056,094	65.6%	36,056,094	58.2%	—	—	47.0%
ML RV Group[4]	—	—	—	—	1	100%	5.0%
Crestview Partners II GP, L.P.[5]	33,010,351	73.5%	25,946,635	41.8%	—	—	35.3%
BlackRock, Inc.[6]	1,035,959	5.5%	—	—	—	—	1.1%
BAMCO, Inc[7]	1,000,000	5.3%	—	—	—	—	1.1%
Wanger Asset Management, LLC[8]	959,205	5.1%	—	—	—	—	1.0%
Named Executive Officers and Directors
Marcus A. Lemonis[3,4]	36,056,094	65.6%	36,056,094	58.2%	1	100%	52.0%
Thomas F. Wolfe[9]	276,980	1.4%	—	—	—	—	—
Brent L. Moody[9]	547,568	2.8%	—	—	—	—	—
Roger Nuttall[9]	426,123	2.2%	—	—	—	—	—
Mark J. Boggess[9]	149,143	*	—	—	—	—	—
Stephen Adams	—	—	—	—	—	—	—
Andris A. Baltins[9]	309,592	1.6%	—	—	—	—	—
Brian P. Cassidy	—	—	—	—	—	—	—
Mary J. George	—	—	—	—	—	—	—
Daniel Kilpatrick	—	—	—	—	—	—	—
Jeffrey A. Marcus	—	—	—	—	—	—	—
K. Dillon Schickli[9]	85,225	*	—	—	—	—	—
All executive officers and directors as a group (12 individuals)	37,850,725	66.6%	36,056,094	58.2%	1	100%	52.0%

*
Less than one percent.

1
Each common unit of CWGS, LLC (other than common units held by us) is redeemable from time to time at each holder's option for, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the CWGS LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units of CWGS, LLC remain outstanding. See "Certain Relationships and Related Person Transactions — CWGS LLC Agreement." In this table, beneficial ownership of common units of CWGS, LLC has been reflected as beneficial ownership of shares of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds shares of our Class B common stock, a corresponding share of Class B common stock will be cancelled.

2
Represents the percentage of voting power of our Class A common stock, Class B common stock and Class C common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors; provided that, for as long as the ML Related Parties, directly or indirectly, beneficially own in the aggregate 27.5% or more of

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  all of the outstanding common units of CWGS, LLC, the shares of our Class B common stock held by the ML Related Parties entitle the ML Related Parties to the number of votes necessary such that the ML Related Parties, in the aggregate, cast 47% of the total votes eligible to be cast by all of our stockholders on all matters presented to a vote of our stockholders generally. In addition, the one share outstanding of our Class C common stock entitles its holder, ML RV Group, to the number of votes necessary such that the holder casts 5% of the total votes eligible to be cast by all of our stockholders on all matters presented to our stockholders generally. The Class A common stock, Class B common stock and Class C common stock will vote as a single class on all matters except as required by law or our Amended and Restated Certificate of Incorporation.

3
Represents 36,056,094 common units, which may be redeemed for shares of Class A Common Stock on a one-for-one basis, and 36,056,094 shares of Class B common stock held by CWGS Holding, LLC, a wholly-owned subsidiary of ML Acquisition Company, LLC ("CWGS Holding"). Marcus A. Lemonis is the sole director of ML Acquisition Company, LLC. As a result, each of ML Acquisition Company, LLC and Mr. Lemonis may be deemed to share beneficial ownership of the securities held by CWGS Holding.

4
Represents one share of Class C common stock held by ML RV Group, LLC. Mr. Lemonis, as sole member, Chairman and Chief Executive Officer of ML RV Group, LLC, may be deemed to be the beneficial owner of this share.

5
Crestview Partners II GP, L.P. may be deemed to be the beneficial owner of (i) 7,063,716 shares of Class A common stock owned directly by CVRV Acquisition II LLC and (ii) 25,946,635 common units of CWGS, LLC and 25,946,635 shares of Class B common stock, in each case as determined under rules issued by the SEC, with such common units and shares of Class B common stock owned directly by CVRV Acquisition LLC. Crestview Partners II, L.P. and Crestview Partners II (FF), L.P. are members of CVRV Acquisition LLC, and Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. are members of CVRV Acquisition II LLC. Crestview Partners II GP, L.P. is the general partner of each of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the "Crestview Funds"). Crestview Partners II GP, L.P. and the Crestview Funds may be deemed to be beneficial owners of the units and shares owned directly by CVRV Acquisition LLC and CVRV Acquisition II LLC. Crestview Partners II GP, L.P. has voting and investment control over such units and shares. Decisions by Crestview Partners II GP, L.P. to vote or dispose of such units or shares require the approval of a majority of the ten members of its investment committee, which is composed of the following individuals: Barry S. Volpert, Thomas S. Murphy, Jr., Jeffrey A. Marcus, Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Quentin Chu, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such units or shares. Each of the foregoing individuals disclaims beneficial ownership of all such units and shares. The address of each of the foregoing is c/o Crestview, 667 Madison Avenue, 10th Floor, New York, New York 10065.

6
Based on information obtained from a Schedule 13G filed with the SEC on January 30, 2017 by BlackRock, Inc. ("Blackrock") on behalf of itself and its wholly owned subsidiaries, BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. BlackRock reported that as of December 31, 2016, it had sole voting power with respect to 1,028,281 shares of our Class A common stock and sole dispositive power with respect to 1,035,959 shares of our Class A common stock, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.

7
Based on information obtained from a Schedule 13G jointly filed with the SEC on February 10, 2017 by Baron Small Cap Fund ("BSC"), BAMCO, Inc ("BAMCO"), Baron Capital Group, Inc. ("BCG") and

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Ronald Baron (collectively, the "BCG Filers"). According to the Schedule 13G, BSC is an advisory client of BAMCO, BAMCO is a subsidiary of BCG, and Ronald Baron owns a controlling interest in BAMCO. BCG Filers reported that as of December 31, 2016, they had shared voting and dispositive power with respect to 1,000,000 shares of our Class A common stock, and that the shares are beneficially owned by each of the BCG Filers. The address of each of the foregoing is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

8
Based on information obtained from a Schedule 13G jointly filed with the SEC on February 10, 2017 by Columbia Wanger Asset Management, LLC ("CWAM"). CWAM reported that as of December 31, 2016, it had sole voting power with respect to 818,109 shares of our Class A common stock and sole dispositive power with respect to 959,205 shares of our Class A common stock. According to the Schedule 13G, CWAM directly hold any of the shares reported above, and as the investment adviser of various unregistered and registered investment companies and managed accounts, it may be deemed to beneficially own the shares reported above. CWAM disclaims beneficial ownership of any shares reported above. The address of CWAM is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

9
All shares of Class A common stock shown as beneficially owned by such individual represent shares of Class A common stock that may be acquired upon the exchange of common units of CWGS, LLC for Class A common stock on a one-for-one basis.

Certain Relationships and Related Person Transactions

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.

Under the policy, management is responsible for implementing procedures to obtain information with respect to potential related person transactions, and then determining whether such transactions constitute related person transactions subject to the policy. Management then is required to present to the Audit Committee each proposed related person transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. If advance Audit Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee's next regularly scheduled meeting. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related person transaction for which he or she is a related person. All of the transactions, agreements or relationships described in this section occurred prior to the adoption of this policy.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock, our Class B common stock or our Class C common stock. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

MONITORING AGREEMENT

Crestview and Stephen Adams (together, the "Managers" and each, a "Manager") and CWGS, LLC were parties to a monitoring agreement relating to each Manager's monitoring of its (or its affiliate's) investment in CWGS, LLC. Pursuant to the monitoring agreement, CWGS, LLC agreed to pay each of the Managers an aggregate per annum monitoring fee equal to approximately $1.0 million, payable in quarterly instalments of $0.25 million. In addition, CWGS, LLC agreed to reimburse each Manager and its affiliates, employees and agents for up to an aggregate per annum amount of $0.3 million for all reasonable fees and expenses incurred in connection with such Manager's monitoring of its (or its affiliate's) investment in CWGS, LLC. CWGS, LLC also agreed to indemnify each Manager and its respective affiliates from and against all losses, claims, damages and liabilities arising out of the performance by such Managers' monitoring of its (or its affiliate's) investment in CWGS, LLC.

Pursuant to the monitoring agreement, we incurred monitoring fees of $1.7 million for the year ended December 31, 2016. In addition, we recorded an expense for the Managers' reimbursable expenses,

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

totaling $0.2 million for the year ended December 31, 2016. We terminated the monitoring agreement upon the consummation of our IPO.

PREFERRED EQUITY INTERESTS

On September 30, 2014, CVRV Acquisition LLC ("CVRV") exercised the option to purchase 70,000 preferred units of CWGS, LLC, which represented 44.999%, on a fully diluted basis, of CWGS, LLC's equity interests at such date, in exchange for surrendering the $70 million Series B Note due 2018 issued by CWGS, LLC, upon subsequent cancellation of which the remaining unamortized premium of $3.4 million was written off to members' deficit. Since the exchange of the Series B Note for the preferred equity interest in CWGS, LLC until the consummation of our IPO, CVRV, as the holder of the preferred equity interest, received a quarterly preferred return equal to 3.00% (or 12.00% on an annual basis) of CVRV's unrecovered capital contribution in CWGS, LLC, which was paid quarterly. A preferred return payment of $6.4 million was paid for the year ended December 31, 2016.

TRANSACTIONS WITH DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS

In January 2012, FreedomRoads LLC ("FreedomRoads") entered into a lease (the "Original Lease") with respect to our Lincolnshire, Illinois offices, which was amended in March 2013 in connection with our leasing of additional premises within the same office building (the "Expansion Lease"). The Original Lease is payable in 132 monthly payments of base rent equal to approximately $29,000, commencing April 2013, subject to annual increases. The Expansion Lease is payable in 132 monthly payments of base rent equal to approximately $2,500, commencing May 2013, subject to annual increases. Marcus A. Lemonis, our Chairman and Chief Executive Officer has personally guaranteed both leases. In the year ended December 31, 2016, we made payments of approximately $675,000 and $33,000 in connection with the Original Lease and the Expansion Lease, respectively, which includes approximately $289,000 for common area maintenance charges on the Original Lease.

In September 2014, Marcus A. Lemonis, individually and as trustee of the Marcus Lemonis Revocable Trust ("MLRT"), entered into a revolving loan with The Privatebank and Trust Company ("Privatebank"). In connection with the revolving loan, Mr. Lemonis and MLRT entered into a profits unit pledge agreement (the "Pledge Agreement") with Privatebank under which Mr. Lemonis pledged 4,667 profit units in CWGS, LLC to secure the revolving loan. CWGS, LLC also entered into a purchase, sale and put agreement (the "Put Agreement") with Privatebank that granted Privatebank the right to put the loan to CWGS, LLC upon the occurrence of an event of default pursuant to the Pledge Agreement. Prior to exercising any rights under the Put Agreement, Privatebank was required to provide notice to CWGS, LLC, and CWGS, LLC had the right to purchase the pledged profit units for an amount equal to the lesser of (a) $12.0 million or (b) the outstanding principal amount of the revolving loan. On April 4, 2016, the Put Agreement and the Pledge Agreement were terminated.

On April 4, 2016, CWGS, LLC's board of directors approved a profit units redemption by Mr. Lemonis in the amount of 1,763 profit units for $17.0 million. CWGS, LLC remitted the proceeds to Mr. Lemonis through a cash distribution in the amount of $13.0 million and a $4.0 million note. The note bore interest at 3.00% per annum and had scheduled principal amortization of (i) $1.5 million, plus all accrued and unpaid interest on May 1, 2016, (ii) $1.5 million, plus all accrued and unpaid interest on June 1, 2016 and (iii) all outstanding principal, plus all accrued and unpaid interest on July 1, 2016. The largest aggregate amount of principal outstanding since the note was issued on

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

April 4, 2016 was $4.0 million and we paid $6,250 of interest on the note prior to its repayment in full in April 2016.

OTHER TRANSACTIONS

On June 13, 2016, the board of directors of CWGS, LLC declared a $42.7 million distribution comprising of (i) the assignment of its equity interest in AutoMatch USA, LLC ("AutoMatch"), an indirect wholly-owned subsidiary of CWGS, LLC, to CWGS Holding, LLC and CVRV Acquisition LLC, each a member of CWGS, LLC, in the form of a $38.8 million non-cash distribution, and (ii) a $3.8 million cash distribution to the holders of the profit units of which $3.6 million was paid on June 17, 2016 and $0.2 million was paid on September 7, 2016. In connection with the AutoMatch distribution, AutoMatch and FreedomRoads, LLC, an indirect wholly-owned subsidiary of CWGS, LLC, entered into a Transition Services Agreement (the "Transition Services Agreement") whereby, for a period of up to one hundred twenty days following the distribution of AutoMatch, FreedomRoads, LLC agreed to continue to provide administrative, employee and operational support to AutoMatch in the same manner as provided prior to such distribution and AutoMatch was operated and managed by employees of FreedomRoads, LLC, in exchange for reimbursement by AutoMatch of all expenses incurred by FreedomRoads, LLC in connection therewith. On September 7, 2016, the board of directors of CWGS, LLC declared a $1.6 million distribution, representing the final net settlement amount under the Transition Services Agreement, which was paid on the same day.

We do business with certain companies in which Mr. Lemonis has a direct or indirect material interest. From time to time we have arranged for temporary staffing and consulting services from eNet IT Group, LLC ("eNet IT Group"). Mr. Lemonis has a 51% economic interest in eNet IT Group. We paid eNet IT Group approximately $0.1 million the year ended December 31, 2016, primarily for third party temporary staffing arranged by eNet IT Group. eNet IT Group, in turn, paid the third party temporary staffing directly. Additionally, we purchase fixtures for interior store sets at our retail locations from Precise Graphix, LLC ("Precise Graphix"). Mr. Lemonis has a 33% economic interest in Precise Graphix and we paid Precise Graphix approximately $3.3 million for the year ended December 31, 2016.

THE REORGANIZATION TRANSACTIONS

In connection with our IPO, we completed the following "Reorganization Transactions", which include transactions with certain of our directors, executive officers and other persons and entities which were or became holders of 5% or more of our voting securities upon the consummation of the IPO.

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The Company amended and restated its certificate of incorporation (see "Amendment and Restatement of Certificate of Incorporation" below);

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CWGS, LLC amended and restated the limited liability company agreement of CWGS, LLC (the "LLC Agreement") (see "Recapitalization" below); and

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The Company acquired, by merger, an entity that was owned by former indirect members of CWGS, LLC (the "Former Equity Owners"), for which the Company issued 7,063,716 shares of Class A common stock as merger consideration (the "CWH BR Merger"). The only significant asset held by the merged entity prior to the CWH BR Merger was 7,063,716 common units of CWGS, LLC and a corresponding number of

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

  shares of CWH Class B common stock. Upon consummation of the CWH BR Merger, the Company canceled the 7,063,716 shares of Class B common stock and recognized the 7,063,716 of common units of CWGS, LLC at carrying value, as the CWH BR Merger was considered to be a transaction between entities under common control.

Following the completion of the Reorganization Transactions and IPO, CWH owned 22.6% of CWGS, LLC. The remaining 77.4% of CWGS, LLC was held by the "Continuing Equity Owners," whom the Company defines as collectively, ML Acquisition, funds controlled by Crestview Partners II GP, L.P. and, collectively, the Company's named executive officers (excluding Marcus A. Lemonis), Andris A. Baltins and K. Dillon Schickli, who are members of the Company's board of directors, and certain other current and former non-executive employees and former directors, in each case, who held profit units in CWGS, LLC pursuant to CWGS, LLC's equity incentive plan that was in existence prior to the Company's IPO and who received common units of CWGS, LLC in exchange for their profit units in connection with the Reorganization Transactions (collectively, the "Former Profit Unit Holders") and each of their permitted transferees that own common units in CWGS, LLC and who may redeem at each of their options their common units for, at the Company's election (determined solely by the Company's independent directors (within the meaning of NYSE rules) who are disinterested), cash or shares of the Company's Class A common stock. We used the net proceeds from our IPO to purchase 11,872,200 common units directly from CWGS, LLC at a price per unit equal to the initial public offering price per share of Class A common stock in our IPO less the underwriting discounts and commissions.

TAX RECEIVABLE AGREEMENT

On October 6, 2016, the company entered into a tax receivable agreement (the "Tax Receivable Agreement") that provides for the payment by the Company to the Continuing Equity Owners and Crestview Partners II GP, L.P. of 85% of the amount of tax benefits, if any, the Company actually realizes, or in some circumstances is deemed to realize, as a result of (i) increases in the tax basis from the purchase of common units from Crestview Partners II GP, L.P. in exchange for Class A common stock in connection with the consummation of the IPO and the related transactions and any future redemptions that are funded by the Company and any future redemptions or exchanges of common units by Continuing Equity Owners as described above and (ii) certain other tax benefits attributable to payments made under the Tax Receivable Agreement. CWGS intends to make a Section 754 of the Internal Revenue Code effective for each tax year in which a redemption or exchange (including a deemed exchange) of common units for cash or stock occur. These tax benefit payments are not conditioned upon one or more of the Continuing Equity Owners or Crestview Partners II GP, L.P. maintaining a continued ownership interest in CWGS, LLC. In general, the Continuing Equity Owners' or Crestview Partners II GP, L.P.'s rights under the Tax Receivable Agreement are assignable, including to transferees of its common units in CWGS, LLC (other than the Company as transferee pursuant to a redemption or exchange of common units in CWGS, LLC). The Company expects to benefit from the remaining 15% of the tax benefits, if any, which may be realized. As part of the IPO 1,698,763 common units were exchanged for CWGS for Class A common stock by Crestview Partners II GP, L.P. subject to the provisions of the Tax Receivable Agreement. The Company recognized a liability for the Tax Receivable Agreement payments due to Crestview Partners II GP, L.P., representing 85% of the aggregate tax benefits the company expects to realize from the tax basis increases related to the exchange, after concluding it was probable that the Tax Receivable Agreement payments would be paid based on estimates of future taxable income. As of December 31, 2016, the amount of Tax Receivable

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

payments due Crestview Partners II GP, L.P. under the Tax Receivable Agreement was $19.2 million, of which $1.0 million was included in current portion of the tax receivable agreement liability in the Consolidated Balance Sheets.

CWGS LLC AGREEMENT

On October 6, 2016, CWGS, LLC amended and restated the LLC Agreement (the "Recapitalization") to, among other things, (i) provide for a new single class of common membership interests in CWGS, LLC, the common units, and (ii) exchange all of the then-existing membership interests of ML Acquisition, funds controlled by Crestview Partners II GP, L.P. and the Former Profit Unit Holders (collectively, the "Original Equity Owners") for common units of CWGS, LLC.

The LLC Agreement also provides that the Continuing Equity Owners may from time to time at each of their options require CWGS, LLC to redeem all or a portion of their common units in exchange for, at the Company's election (determined solely by the Company's independent directors (within the meaning of the rules of NYSE who are disinterested), shares of the Company's Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case in accordance with the terms of the CWGS LLC Agreement; provided that, at the Company's election (determined solely by the Company's independent directors (within the meaning of the rules of the NYSE) who are disinterested), the Company may effect a direct exchange of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. Simultaneously with the payment of cash or shares of Class A common stock, as applicable, in connection with a redemption or exchange of common units pursuant to the terms of the CWGS LLC Agreement, a number of shares of the Company's Class B common stock registered in the name of the redeeming or exchanging Class B Common Owners will be cancelled for no consideration on a one-for-one basis with the number of common units so redeemed or exchanged.

The amendment also requires that CWGS, LLC, at all times, maintain (i) a one-to-one ratio between the number of outstanding shares of Class A common stock and the number of common units of CWGS, LLC owned by CWH and (ii) a one-to-one ratio between the number of shares of Class B common stock owned by the Class B Common Owners and the number of common units of CWGS, LLC owned by the Class B Common Owners.

VOTING AGREEMENT

Pursuant to the Voting Agreement, Crestview has the right to designate four Crestview Directors (unless Marcus A. Lemonis is no longer our Chief Executive Officer, in which case, Crestview will have the right to designate three Crestview Directors) for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 32.5% or more of our Class A common stock, three Crestview Directors for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 32.5% but 25% or more of our Class A common stock, two Crestview Directors for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 25% but 15% or more of our Class A common stock and one Crestview Director for as long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock).

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Each of ML Acquisition and ML RV Group agree to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B common stock and Class C common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Crestview Directors. In addition, the ML Related Parties also have the right to designate four ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own in the aggregate 27.5% or more of our Class A common stock, three ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 27.5% but 25% or more of our Class A common stock, two ML Acquisition Directors for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 25% but 15% or more of our Class A common stock and one ML Acquisition Director for as long as the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, less than 15% but 7.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock). Moreover, ML RV Group has the right to designate one director for as long as it holds our one share of Class C common stock. Funds controlled by Crestview Partners II GP, L.P. have agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ML Acquisition Directors and the ML RV Director. Additionally, pursuant to the Voting Agreement, we shall take commercially reasonable action to cause (i) the board of directors to be comprised at least of nine directors; (ii) the individuals designated in accordance with the terms of the Voting Agreement to be included in the slate of nominees to be elected to the board of directors at the next annual or special meeting of stockholders of the Company at which directors are to be elected and at each annual meeting of stockholders of the Company thereafter at which a director's term expires; (iii) the individuals designated in accordance with the terms of the Voting Agreement to fill the applicable vacancies on the board of directors; and (iv) a ML Director or the ML RV Director to be the chairperson of the board of directors (as defined in the Amended and Restated Bylaws). The Voting Agreement allows for the board of directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the board of directors' fiduciary duties to the Company's stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our amended and restated bylaws or the charter for, or related guidelines of, the board of directors' nominating and corporate governance committee. See "Management — Board of Directors."

The Voting Agreement further provides that, for so long as Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 22.5% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 22.5% or more of our Class A common stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock, on a one-for-one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for certain corporate actions. These actions include: (1) a change of control; (2) acquisitions or dispositions of assets above $100 million; (3) the issuance of securities of Camping World Holdings, Inc. or any of its subsidiaries (other than under equity incentive plans that have received the prior approval of our board of directors); (4) material amendments to our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and (5) any change in the size of the board of directors. The Voting Agreement also provides that, for so long as either Crestview Partners II GP, L.P., directly or indirectly, beneficially owns, in the aggregate, 28% or more of our Class A common stock, or the ML Related Parties, directly or indirectly, beneficially own, in the aggregate, 28% or more of our Class A common

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

stock (assuming in each such case that all outstanding common units in CWGS, LLC are redeemed for shares of our Class A common stock, on a one-for-one basis), the approval of Crestview Partners II GP, L.P. and the ML Related Parties, as applicable, will be required for the hiring and termination of our Chief Executive Officer; provided, however, that the approval of Crestview Partners II GP, L.P., and the ML Related Parties, as applicable, shall only be required at such time as Marcus A. Lemonis no longer serves as our Chief Executive Officer.

The Voting Agreement will terminate upon the earliest to occur of (a) each of the ML Related Parties, Crestview and the ML RV Group no longer have any right to designate a director as set forth therein, and (b) the unanimous written consent of the parties to the Voting Agreement.

REGISTRATION RIGHTS AGREEMENT

In connection with our IPO, we entered into a Registration Rights Agreement with the Original Equity Owners. The Registration Rights Agreement provides ML Acquisition and Crestview Partners II GP, L.P. certain registration rights whereby, at any time following the expiration of the lock-up period related to our IPO, they can require us to register under the Securities Act of 1933, as amended, (the "Securities Act"), shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the NYSE) who are disinterested), upon redemption or exchange of their common units in CWGS, LLC. The Registration Rights Agreement also provides for piggyback registration rights for all Original Equity Owners that are parties to the agreement.

INDEMNIFICATION AGREEMENTS

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with certain of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements. We also purchased directors' and officers' liability insurance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2016.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2016, the members of our Compensation Committee were Jeffrey A. Marcus and K. Dillon Schickli. None of the members of our Compensation Committee is our current employee. Mr. Schickli was Chief Operating Officer and director of our predecessor entity, Affinity Group, Inc., from 1993 to 1995. During the fiscal year ended December 31, 2016, none of the relationships required to be disclosed by the rules of the SEC existed aside from those identified herein.

On June 13, 2016, CWGS, LLC assigned its equity interest in AutoMatch USA, LLC ("AutoMatch"), an indirect wholly-owned subsidiary of CWGS, LLC, to CWGS Holding and CVRV, each a member of CWGS, LLC, in the form of a $38.8 million non-cash distribution. Additionally, on September 7, 2016, CWGS, LLC paid a special cash distribution to its members, including Mr. Schickli, of $1.6 million to pay the remaining proceeds related to the distribution of AutoMatch USA, LLC. Mr. Schickli received $57,548 as part of the foregoing special cash distribution. For more information, see "Certain Relationships and Related Person Transactions—Other Transactions".

Stockholders' Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 250 Parkway Drive, Suite 270, Lincolnshire, Illinois 60069 in writing not later than December 1, 2017.

Stockholders intending to present a proposal at the 2018 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2018 Annual Meeting of Stockholders no earlier than the close of business on January 16, 2018 and no later than the close of business on February 15, 2018. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after May 16, 2018, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting and not later than the close of business on the 90th day prior to the 2018 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Camping World's Annual Report on Form 10-K

A copy of Camping World's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 23, 2017 without charge upon written request addressed to:

Camping World Holdings, Inc.
Attention: Secretary
250 Parkway Drive, Suite 270
Lincolnshire, Illinois 60069

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 at www.campingworld.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Thomas F. Wolfe

Thomas F. Wolfe, Chief Financial Officer and Secretary

Lincolnshire, Illinois
March 31, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CAMPING WORLD HOLDINGS, INC. 250 PARKWAY DRIVE, SUITE 270 LINCOLNSHIRE, IL 60069 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Stephen Adams 02 Mary J. George 03 K. Dillon Schickli The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. 3. Approve, on an advisory basis, the compensation of the Company's named executive officers. For 0 0 1 year 2 years Against 0 0 3 years 0 Abstain 0 0 Abstain 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 4. Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers. NOTE: To transact such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. 0 0 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000327978_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com CAMPING WORLD HOLDINGS, INC. Annual Meeting of Stockholders May 16, 2017 1:00 PM (Central Time) This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Camping World Holdings, Inc. (the “Company”) hereby appoint(s) Marcus A. Lemonis and Thomas F. Wolfe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock, Class B common stock, and/or Class C common stock, as applicable, of the Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM Central Time on May 16, 2017, at the Four Seasons Hotel Chicago, 120 E. Delaware Place, Chicago, Illinois, 60611, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000327978_2 R1.0.1.15